07/16927352_14 1 Execution version 13 May 2020 CONSTELLIUM INTERNATIONAL as Company and BNP PARIBAS as Coordinator and BNP PARIBAS BPIFRANCE FINANCEMENT SOCIETE GENERALE As Original Lenders and BNP PARIBAS as Agent and Security Agent EUR 180,000,000 TERM FACILITY AGREEMENT FOR A LOAN GUARANTEED BY THE FRENCH STATE (PGE GRANDE ENTREPRISE) Herbert Smith Freehills Paris LLP

TABLE OF CONTENTS

Clause	Headings	Page
SECTION 1 INTERPRETATION		1
1.	DEFINITIONS AND INTERPRETATION	1
SECTION 2 THE FACILITY		21
2.	THE FACILITY	21
3.	PURPOSE	22
4.	CONDITIONS OF UTILISATION	22
SECTION 3 UTILISATION		23
5.	UTILISATION	23
SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION		24
6.	REPAYMENT	24
7.	PREPAYMENT AND CANCELLATION	25
SECTION 5 COSTS OF UTILISATION		32
8.	INTEREST	32
9.	INTEREST PERIODS	33
10.	CHANGES TO THE CALCULATION OF INTEREST	34
11.	FEES	35
SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS		36
12.	TAX GROSS-UP AND INDEMNITIES	36
13.	INCREASED COSTS	41
14.	OTHER INDEMNITIES	42
15.	MITIGATION BY THE LENDERS	43
16.	COSTS AND EXPENSES	44

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07/16927352_14 3 SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT .....................................................................................................................................44 17. REPRESENTATIONS .....................................................................................................................................44 18. INFORMATION UNDERTAKINGS .....................................................................................................................................49 19. FINANCIAL COVENANTS .....................................................................................................................................52 20. GENERAL UNDERTAKINGS .....................................................................................................................................52 21. EVENTS OF DEFAULT .....................................................................................................................................58 SECTION 8 CHANGES TO PARTIES .....................................................................................................................................62 22. CHANGES TO THE LENDERS .....................................................................................................................................62 23. TRANSFERS BY THE COMPANY .....................................................................................................................................66 SECTION 9 THE FINANCE PARTIES .....................................................................................................................................66 24. ROLE OF THE AGENT AND THE REFERENCE BANKS .....................................................................................................................................66 25. ROLE OF THE SECURITY AGENT .....................................................................................................................................74 26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES .....................................................................................................................................77 27. SHARING AMONG THE FINANCE PARTIES .....................................................................................................................................77

07/16927352_14 4 SECTION 10 ADMINISTRATION .....................................................................................................................................78 28. PAYMENT MECHANICS .....................................................................................................................................78 29. SET-OFF .....................................................................................................................................81 30. NOTICES .....................................................................................................................................81 31. CALCULATIONS AND CERTIFICATES .....................................................................................................................................83 32. PARTIAL INVALIDITY .....................................................................................................................................83 33. REMEDIES, WAIVERS AND HARDSHIP .....................................................................................................................................83 34. AMENDMENTS AND WAIVERS .....................................................................................................................................83 35. CONFIDENTIAL INFORMATION .....................................................................................................................................86 36. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS .............................................................................................................90 37. FRENCH DATA PROTECTION LAW .....................................................................................................................................91 38. ELECTRONIC SIGNATURE .....................................................................................................................................92 SECTION 11 GOVERNING LAW AND ENFORCEMENT .....................................................................................................................................92 39. GOVERNING LAW .....................................................................................................................................92 40. JURISDICTION .....................................................................................................................................92 SCHEDULE 1 THE ORIGINAL LENDERS .....................................................................................................................................93 SCHEDULE 2 CONDITIONS PRECEDENT .....................................................................................................................................94 SCHEDULE 3 REQUESTS .....................................................................................................................................96 SCHEDULE 4 FORM OF TRANSFER AGREEMENT .....................................................................................................................................98 SCHEDULE 5 FORM OF COMPLIANCE CERTIFICATE ...................................................................................................................................100 SCHEDULE 6 EXISTING FINANCIAL INDEBTEDNESS AND EXISTING SECURITY ...................................................................................................................................101 SCHEDULE 7 FORM OF CONFIDENTIALITY UNDERTAKING ...................................................................................................................................103 SCHEDULE 8 TIMETABLES ...................................................................................................................................108

SCHEDULE 9 LIST OF APPROVED NUMBERING SERVICE PROVIDERS 109

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07/16927352_14 1 THIS AGREEMENT is dated 13 May 2020 and made between: (1) CONSTELLIUM INTERNATIONAL, a French société par actions simplifiée having its registered office at 40-44 rue Washington, 75008 Paris, France and registered under number 832 509 418 RCS Paris (the “Company”); (2) BNP PARIBAS, a French société anonyme having its registered office at 16 boulevard des Italiens, 75009 Paris, France and registered under number 662 042 449 RCS Paris, as documentation agent and coordinator (the “Coordinator”); (3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”); and (4) BNP PARIBAS, a French société anonyme having its registered office at 16 boulevard des Italiens, 75009 Paris, France and registered under number 662 042 449 RCS Paris, as agent of the other Finance Parties (the “Agent”) and security agent (the “Security Agent”). WHEREAS: (A) the Company wishes to benefit from a loan guaranteed by the French State (acting through Bpifrance Financement SA) pursuant to and in accordance with the provisions of a ministerial order (arrêté ministériel) dated 23 March 2020 and supplemental ministerial orders dated respectively 17 April 2020, 2 May 2020 and 6 May 2020 (together, the “PGE Order”), each taken as per the terms of Article 4 of law n°2020-289 of 23 March 2020 (as modified) (a “PGE Loan”); (B) the Original Lenders have agreed to grant a PGE Loan to the Company, subject to the terms of this agreement (together with its Schedules, the “Agreement”); (C) the Company acknowledges that the guarantee to be provided by the French State (acting through Bpifrance Financement SA) in respect of 80% of the principal outstanding amount of the PGE Loan, as per the terms of the regulations referred to in paragraph (A) above, is a key condition (condition essentielle et déterminante) of the Lenders' decision to grant a PGE Loan to the Company; and (D) this Agreement records the terms and conditions applicable to that PGE Loan. IT IS AGREED as follows: Section 1 INTERPRETATION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: “Accounting Principles” means generally accepted accounting principles in France, including IFRS. “Administrative Parties” means the Finance Parties and the Coordinator. “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. “Anti-Corruption Regulations” means (i) the French legal and regulatory provisions relating to combatting corruption and trafficking in influence , including but not limited to those set forth in Book IV, Title III “Des atteintes à l’autorité de l’Etat” and Title IV “Des atteintes à la confiance publique” of the French Code pénal and (ii) the foreign regulations relating to combatting corruption having an extraterritorial application, in particular the American (Foreign Corrupt Practices Act) and the British (UK Bribery Act) ones, to the extent these measures are applicable.

07/16927352_14 2 “Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. “Availability Period” means the period from and including the date of publication of the ministerial order (arrêté ministériel) approving the French State Guarantee to and including the date falling three Business Days following such date of publication. “Available Commitment” means a Lender's Commitment under the Facility minus: (a) the amount in euro of its participation in the Loan; and (b) in relation to the proposed Utilisation, the amount in euro of its participation in the Loan due to be made under the Facility on or before the proposed Utilisation Date. “Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment. “Bank Accounts Pledge” means any first ranking pledge (nantissement de comptes bancaires) granted by the Company over all its bank accounts in France and (subject to customary guarantee limitations) Constellium Issoire and Constellium Neuf Brisach over all their bank accounts in France (in each case other than the “Excluded Bank Accounts” as defined in the relevant Security Documents) for the benefit of the Finance Parties, pursuant to the terms of the relevant Security Documents. “Basel Committee” means the Basel Committee on Banking Supervision. “Basel III” means: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010; and (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee in November 2011, each in the form existing on the date of this Agreement, excluding any change in (or in the interpretation, administration or application of) such agreements and rules after the date hereof. “Break Costs” means the amount (if any) by which: (a) the interest (excluding any Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Paris and (in relation to any date for payment or purchase of euro) any TARGET Day. “Code” means the US Internal Revenue Code of 1986.

07/16927352_14 3 “Commitment” means: (a) in relation to an Original Lender, the amount in euro set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount in euro of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. “Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate). “Confidential Information” means all information relating to Constellium SE, the Company, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (1) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidential Information); or (2) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (3) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate or Reference Bank Quotation. “Confidentiality Undertaking” means a confidentiality undertaking substantially in the form set out in Schedule 7 (Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent. “Consolidated EBITDA” means, on a consolidated basis for Constellium SE and the Group and in relation to a Relevant Period, the consolidated operating profit of Constellium SE and the Group before taxation (excluding the results from discontinued operations): (a) before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by Constellium SE or any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period; (b) not including any accrued interest owing to Constellium SE or any member of the Group; (c) after adding back any amount attributable to the amortisation, depreciation or impairment of assets of Constellium SE or members of the Group (and taking no

07/16927352_14 4 account of the reversal of any previous impairment charge made in that Relevant Period); (d) before taking into account any Exceptional Items; (e) plus or minus Constellium SE's and the Group's share of the profits or losses (after finance costs and tax) of Non-Group Entities after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by Constellium SE or members of the Group through distributions by the Non-Group Entity; (f) before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) and unrealised gains or losses from the re- measurement of monetary assets and liabilities; (g) before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after December 2019; (h) before taking into account any Pension Items; (i) excluding the charge to profit represented by the expensing of share-based compensation instruments; and (j) metal price lag, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of Constellium SE and the Group before taxation. “Consolidated Net Finance Expenses” means, for any Relevant Period, the sum of: (a) Constellium SE and the Group's consolidated Net Financial Interest for that Relevant Period; and (b) the aggregate amount of any other financial expenses invoiced or paid by Constellium SE or any member of the Group for that Relevant Period. “Constellium France Holdco” means Constellium France Holdco, a société par actions simplifiée incorporated in France, having its registered office at 40-44 rue Washington, 75008 Paris France, registered under number 522 728 120 RCS Paris, which is a Subsidiary of the Company. “Constellium Issoire” means Constellium Issoire, a French société par actions simplifiée having its registered office at Zone Industrielle Les Listes Rue Yves, Lamourdedieu, 63500 Issoire, France, registered under number 672 014 081 RCS Clermont-Ferrand, which is a Subsidiary of the Company. “Constellium Neuf Brisach” means Constellium Neuf Brisach, a French société par actions simplifiée having its registered office at ZIP Rhenane Nord RD 52, 68600 Biesheim, France, registered under number 807 641 360 RCS Colmar, which is a Subsidiary of the Company. “Constellium SE” means Constellium SE, a société européenne incorporated in France having its registered office at Washington Plaza, 40-44 rue Washington, 75008 Paris France, registered under number 831 763 743 RCS Paris, which is a Holding Company of the Company. “CRD IV Directive” means directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms in the form existing on the date of this Agreement, excluding any change in (or in the interpretation, administration or application of) such directive after the date hereof. “CRR Regulation” means regulation No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment

07/16927352_14 5 firms, in the form existing on the date of this Agreement, excluding any change in (or in the interpretation, administration or application of) such regulation after the date hereof. “Debt Capital Markets Issue” means any listed or unlisted, public or private issuance of bonds, Euro PP bonds, US PPs, Schuldschein notes, or any similar securities issuance by the Company, or any other member of the Group (or, for the purpose of Clause 21.17 (Debt Capital Market Issue), Constellium SE) to third party investors. “Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. “Environmental Law” means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. “Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

07/16927352_14 6 “Equity Capital Markets Issue” means any listed equity capital market, listed equity-linked capital market issue (whether by way of shares, preferential shares or equity warrants) or any listed hybrid capital issue. “Equivalent Working Capital Financing” means (i) any replacement facility to the Factoring Agreement and/or the Inventory Facility Agreement and/or (ii) any new off balance sheet trade receivable purchase program entered into by a Material Subsidiary. “EURIBOR” means, in relation to the Loan in euro: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of the Loan; or (b) as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. “Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default). “Exceptional Items” means any exceptional, infrequent, non-recurring or extraordinary items which represent gains or losses including those arising on: (a) the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring; (b) disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment; (c) disposals of assets associated with discontinued operations; (d) effects of certain purchase accounting adjustments; and (e) start-up and development costs or acquisition, integration and separation costs. “Extension” has the meaning given to it in Clause 6.2 (Extension option). “Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility). “Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement, provided that a Lender shall not nominate more than two Facility Offices simultaneously. “Factoring Agreement” means the factoring agreement entered into between, inter alia, Constellium Neuf Brisach and Constellium Issoire as sellers and Factofrance as factor on 4 January 2011, as amended and restated on 3 December 2015 and as amended and/or restated from time to time (including, for the avoidance of doubt, as amended after the date hereof in order to provide for the transfer of receivables on a full recourse basis). “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

07/16927352_14 7 “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Company and any Administrative Party setting out any of the fees referred to in Clause 11 (Fees). “Fight Against Money Laundering and Financing of Terrorism Regulations” means (i) any French legal and regulatory provisions relating to fight against money laundering, including but not limited to those set forth in Book III, Title II “Des autres atteintes aux biens” of the French Code pénal, and those relating to fight against financing of terrorism in particular those included in Book IV, Title II “Du Terrorisme” of the French Code pénal and those included in Book V, Title VI “Obligations relatives à la lutte contre le blanchiment des capitaux, le financement des activités terroristes, les lotteries, jeux et paris prohibés et l’évasion et la fraude fiscale” of the French Code monétaire et financier and (ii) the foreign regulations relating to fight against money laundering and financing of terrorism, to the extent these measures are applicable. “Finance Document” means this Agreement, any Fee Letter, any Security Document and any other document designated as such by the Agent and the Company. “Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with the Accounting Principles in force prior to 1 January 2019, have been treated as an operating lease). “Finance Party” means the Agent, the Security Agent, the Coordinator, or a Lender. “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (but not Trade Instruments); (d) the amount of any liability in respect of any Finance Lease (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis pursuant to the Factoring Agreement or pursuant to any Equivalent Working Capital Financing); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

07/16927352_14 8 (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not Constellium SE or a member of the Group which liability would fall within one of the other paragraphs of this definition; and (i) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. “French State Guarantee” means the guarantee granted by the French State (acting through Bpifrance Financement SA) in accordance with law n° 2020-289 dated 23 March 2020 and a ministerial order (arrêté) dated 23 March 2020 in respect of 80% of the initial amount outstanding of the Loan. “French Subsidiary” means any Subsidiary of the Company incorporated under the laws of France. “Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph 10.4.1(B) of Clause 10.4 (Cost of funds). “Group” means the Company and its Subsidiaries for the time being. “High Yield Financings” means the following high yield bonds issues made by Constellium SE: (a) the USD 400,000,000 unsecured senior notes due 2024 and EUR 300M unsecured senior notes due 2021, each issued on May 2014; (b) the USD 650,000,000 unsecured senior notes due 2025 issued on February 2017; (c) the USD 500,000,000 unsecured notes and EUR 400,000,000 unsecured notes due 2026 issued on November 2017; and (d) any other notes issued by Constellium SE for the purpose of refinancing any of the notes listed in (a) to (c) above. “Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. “Initial Material Subsidiaries” means Constellium France Holdco, Constellium Issoire and Constellium Neuf Brisach. “Initial Termination Date” means the date falling one year after the Utilisation Date. “Intellectual Property” means, in relation to the Company or any Material Subsidiary: (a) any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and (b) the benefit of all applications and rights to use such assets of the Company or any Material Subsidiary (which may now or in the future subsist). “Interest Cover Ratio” means, in respect of any Relevant Period, the ratio of Consolidated EBITDA to Consolidated Net Finance Expenses for that Relevant Period. “Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

07/16927352_14 9 “Interpolated Screen Rate” means, in relation to the Loan, the rate (rounded to the same number of decimal places as to the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan, each as of the Specified Time for euro. “Inventory Facility Agreement” means the facility agreement dated 21 April 2017, between; among others, Constellium Issoire and Constellium Neuf Brisach as borrowers, Factofrance as agent, and certain financial institutions named therein, as amended from time to time. “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. “Lender” means: (a) any Original Lender; and (b) any entity (excluding, for the avoidance of doubt, any natural person) which has become a Party as a “Lender” in accordance Clause 22 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. “Legal Reservations” has the meaning given to this term in Clause 17.2 (Binding obligations). “Letter to the Trésor” means the attestation et engagement sur l’honneur dated 5 May 2020 addressed by the legal representatives of the Company to the Trésor on or prior to the Signing Date together with a copy the draft of the Agreement. “Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the Testing Date to Consolidated EBITDA for that Relevant Period. “LMA” means the Loan Market Association. “Loan” means the Loan made or to be made under the Facility or the principal amount outstanding for the time being of that Loan. “Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction). “Management Business Plan” means the business plan of the Group prepared by the Company and approved by the Agent (acting on behalf of all the Lenders) on or before the date of this Agreement. “Margin” means: (a) until the Initial Termination Date: the Opening Margin; and, thereafter (b) if the Company exercises its rights under Clause 6.2 (Extension option): the Opening Margin, increased by 50 bps per annum for each year of the Extension (the “Extension Margin”), provided that: (i) if the Leverage (as set out in any Compliance Certificate) is less than 4.0x but in excess of 3.0x, the Extension Margin will be reduced by 10 bps per annum for the period (the “relevant period”) starting on the first day of the Interest Period falling immediately after the date on which the relevant Compliance Certificate is delivered to the Agent pursuant to Clause 18.2 (Compliance Certificate) until the end of the Interest Period

07/16927352_14 10 during which a new Compliance Certificate is delivered to the Agent pursuant to Clause 18.2 (Compliance Certificate); and (ii) if the Leverage (as set out in any Compliance Certificate) is equal to or less than 3.0x, the Extension Margin will be reduced by 20 bps per annum during the relevant period, subject always to the provisions of paragraph (c) below; and (c) the Extension Margin (as adjusted pursuant to paragraph (b) above) shall be reviewed upwards by five basis points (a “Step-Up”) per notch downgrade of the corporate rating assigned by Moody's or S&P to Constellium SE, provided that: (i) any Step-Up shall apply to the Interest Period immediately following the publication of the relevant rating downgrade (the “reset date”); (ii) if the effect of the above would be to cause the Margin to increase by more than one Step-Up in relation to any Interest Period, then the Margin will increase by one Step-Up only in relation to that Interest Period; and (iii) for the avoidance of doubt, any Step-Up shall be cancelled in case of subsequent upgrade of the corporate rating assigned by Moody's or S&P to Constellium SE. “Material Adverse Effect” means a material adverse effect on: (a) the business, operation, property or financial condition of the Company and the Group taken as a whole; or (b) the ability of the Company to perform or comply with its payment or other material obligations under the Finance Documents, provided that the consequences of the Covid-19 outbreak on the financial condition of the Company and the Group shall be deemed to have no such material adverse effect. “Material Subsidiaries” means: (a) the Initial Material Subsidiaries; and (b) as from the Compliance Certificate delivered in relation to the financial year ending on 31 December 2020, as the case may be, any other French Subsidiary of the Company designated by the Company as a Material Subsidiary in the most recent Compliance Certificate, so that the Material Subsidiaries account for at least 85% of the portion of the Consolidated EBITDA generated by the French Subsidiaries. “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. “Net Financial Interest” means, for any Relevant Period, the aggregate amount of the interests received or paid on loans, receivables and debts measured at amortised cost, calculated on a consolidated basis, in respect of that Relevant Period, provided that all off

07/16927352_14 11 balance sheet liabilities in respect of factoring facilities granted to Constellium SE or members of the Group shall not be taken into account for the purpose of this definition. “New Lender” has the meaning given to that term in Clause 22 (Changes to the Lenders). “Non-Group Entity” means any investment or entity (which is not itself Constellium SE or a member of the Group) (including associates and Joint Ventures) in which any member of the Group or Constellium SE has an ownership interest. “Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif) as set out in the list referred to in article 238-0 A of the French Code général des impôts, as such list may be amended from time to time. “Opening Margin” means 130 bps per annum. “Original Financial Statements” means: (a) the audited consolidated financial statements of Constellium SE for the financial year ended 31 December 2019; (b) the audited financial statements of the Company and Constellium France Holdco for the financial year ended 31 December 2019; and (c) the unaudited financial statements of Constellium Issoire and Constellium Neuf Brisach, to the extent available on or before the date of this Agreement, for the financial year ended 31 December 2019 or otherwise, the audited financial statements of Constellium Issoire and Constellium Neuf Brisach for the financial year ended 31 December 2018. “Other PGE Loan” means any PGE Loan granted to the Company other than the Loan. “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Pension Items” means any income or charge attributable to a post-employment benefit scheme other than the current service costs attributable to the scheme. “Permitted Acquisition” means any acquisition of fixed assets which is: (a) an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal; (b) an acquisition of shares or securities pursuant to a Permitted Share Issue; (c) any acquisition of any shares or securities owned by minority shareholders in members of the Group; (d) an acquisition of securities which are cash equivalent investments for treasury management purposes; (e) an acquisition or redemption of shares (directly or indirectly) of directors and employees whose appointment and/or contract is terminated up to an aggregate principal amount which does not at any time exceed €5,000,000 (or its equivalent in other currencies); (f) any acquisition of shares following the conversion of an intra-Group loan into equity; (g) an acquisition of the share capital or analogous ownership interests in a limited liability entity (including by way of formation) which has not traded prior to the close of the acquisition; and (h) an acquisition of all or part of the issued share capital of a limited liability company or (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, provided that:

07/16927352_14 12 (i) the proposed acquisition takes place after the Initial Termination Date; and (j) immediately following the completion of the proposed acquisition, the Leverage for the most recent Relevant Period (calculated on a pro forma basis, taking into account the consideration for the proposed acquisition and the financial statements of the target company (consolidated if it has Subsidiaries) for such period) is not greater than 4.0x, provided that this condition shall not apply so long as the aggregate consideration paid for all such acquisitions (together with the consideration paid for joint venture investments referred to in paragraph (d) of the definition of Permitted Joint Venture) is not greater than €30,000,000 (or its equivalent in any other currency or currencies) at any time over the life of the Loan. “Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm's length terms: (a) of assets (including, for the avoidance of doubt, metal, spare parts and tooling but excluding any other piece of machinery), made by any member of the Group in the ordinary course of trading of the disposing entity; (b) whether or not made on an arm's length basis, of any asset by a member of the Group to another member of the Group, except (without prejudice to the other limbs of this definition) for the disposal of any fixed asset by a Material Subsidiary to a member of the Group which is not incorporated in France; (c) of assets pursuant to the Factoring Agreement, the Inventory Facility Agreement or any Equivalent Working Capital Financing; (d) of an intra-Group loan as a result of the conversion of such intra-Group loan into equity pursuant to paragraph (f) of the definition of Permitted Acquisition; (e) of Treasury Transactions; (f) of assets which are seized, expropriated, or acquired by compulsory purchase by or by the order of any central or local governmental agency or authority which individually or together would not result in a breach of Clause 21.12 (Expropriation); (g) of assets (other than shares or businesses) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); (h) of obsolete or redundant vehicles, plant and equipment for cash; (i) of cash equivalent investments for cash or in exchange for other cash equivalent investments; (j) constituted by a licence of intellectual property rights permitted by Clause 20.18 (Intellectual Property); (k) of assets to a Joint Venture, to the extent permitted by Clause 20.9 (Joint ventures) or of an interest in a Joint Venture to the extent required by the terms of the arrangements in relation to that Joint Venture between the Joint Venture parties; (l) arising as a result of any Permitted Security or Permitted Transaction; and (m) of assets for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs or as a Permitted Transaction) does not exceed €30,000,000 (or its equivalent) in total during the term of this Agreement and does not exceed €10,000,000 (or its equivalent) in any financial year of the Company.

07/16927352_14 13 “Permitted Financial Indebtedness” means Financial Indebtedness: (a) incurred by any member of the Group and existing on the date of this Agreement, as listed in Schedule 6 (Existing Financial Indebtedness and Existing Security) in respect of the Company, the Initial Material Subsidiaries and any Subsidiary that raised Financial Indebtedness under state support schemes similar to the Loan documented under the Agreement; (b) arising under the Finance Documents, the Factoring Agreement, the Inventory Facility Agreement or an Equivalent Working Capital Financing; (c) arising under (i) a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes or (ii) commodities derivative transactions (including any forward or futures relating to metal or other commodities) entered into in the normal course of business; (d) arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 20.19 (Treasury Transactions); (e) of any person acquired by a member of the Group after the Signing Date pursuant to a Permitted Acquisition which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three months following the date of acquisition; (f) Financial Indebtedness arising as a result of daylight exposures of any member of the Group in respect of banking arrangements entered into in the ordinary course of its treasury activities; (g) local working capital and overdraft facilities provided to members of the Group provided that such local working capital and overdraft facilities provided to Company and the Material Subsidiaries (other than those mentioned in paragraph (b) above, as well as any intra-group facility) shall not exceed an aggregate amount of up to €30,000,000 at any time; (h) any earn out arrangement in relation to a Permitted Acquisition (to the extent that the earn out arrangement itself constitutes Financial Indebtedness); (i) under Finance Leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by the Company and the Material Subsidiaries does not exceed €30,000,000 (or its equivalent in other currencies) at any time; and (j) not permitted by the preceding paragraphs or as a Permitted Transaction provided that the outstanding principal amount of which does not exceed €50,000,000 (or its equivalent in other currencies) in aggregate for the Company and the Material Subsidiaries at any time. “Permitted Guarantee” means: (a) any guarantee which, if it were a loan, would be a Permitted Loan to the extent the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are so guaranteed; (b) any guarantee of any person acquired by a member of the Group after the Signing Date pursuant to a Permitted Acquisition which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three months following the date of acquisition; (c) guarantees of Treasury Transactions which are permitted under this Agreement;

07/16927352_14 14 (d) guarantees to landlords and/or lessors under financial lease transactions and counter indemnities in favour of financial institutions which have guaranteed rent obligations of a member of the Group; (e) the endorsement of negotiable instruments in the ordinary course of trade; (f) any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade; (g) any guarantee given by a member of the Group in respect of the obligations or Financial Indebtedness of another member of the Group, provided that a Material Subsidiary may issue guarantees under this paragraph (g) in respect of the obligations of another member of the Group incorporated under the laws of France only; (h) any guarantee given by a member of the Group in respect of the obligations of a Joint Venture, to the extent permitted by Clause 20.9 (Joint ventures); (i) any guarantee permitted under Clause 20.15 (Financial Indebtedness); (j) any guarantee given by a member of the Group in respect of the High Yield Financings; (k) any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (f) of the definition of “Permitted Security”; and (l) any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations. “Permitted Joint Venture” means (i) any investment (in any form) in any Joint Venture existing on the date of this Agreement (whether or not such investment was provided for in the relevant existing joint venture agreement), and (ii) any investment in any other Joint- Venture where: (a) the Joint Venture is a limited liability corporation and is incorporated, or established, and carries on its principal business, in the European Union, the United Kingdom or the United States of America; (b) the Joint Venture is engaged in a business substantially the same as that carried on by the Group; (c) the completion of any such investment takes place after the Initial Termination Date; and (d) immediately following the completion of the proposed investment, the Leverage for the most recent Relevant Period (calculated on a pro forma basis, taking into account the consideration for the proposed investment) is not greater than 4.0x, provided that this condition shall not apply so long as the aggregate consideration paid for all such joint venture investment (together with the consideration paid for acquisitions referred to paragraph (c) of the definition of Permitted Acquisition) is not greater than €30,000,000 (or its equivalent in any other currency or currencies). “Permitted Loan” means: (a) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (b) Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (d) of that definition); (c) a loan made to a Joint Venture to the extent permitted under Clause 20.9 (Joint ventures); (d) a loan made by a member of the Group to another member of the Group, provided that a Material Subsidiary (other than Constellium France Holdco) may

07/16927352_14 15 not grant loans to a member of the Group which is not incorporated under the laws of France save in the context of the cash pooling arrangements of the Group; (e) a loan made by a member of the Group to an employee or director of any member of the Group if the amount of such loans made by the Company and the Material Subsidiaries when aggregated with the amount of all loans to employees and directors by the Company and the Material Subsidiaries does not exceed €5,000,000 (or its equivalent in other currencies) at any time; and (f) any other loan so long as the aggregate amount of the Financial Indebtedness under any such loans made by the Company and the Material Subsidiaries does not exceed €10,000,000 (or its equivalent in other currencies) at any time. “Permitted Payment” means a payment to Constellium SE (including by way of cash dividends, interim dividends or distribution of reserves, repayment of equity, reduction of capital, loan, fee, charge or the cash payment of interest on, or repayment or prepayment of principal in respect of, shareholder debt, redemption, set-off, share buy-back, acquisition of liabilities or other discharge), provided that: (a) it is to fund the service of the financing costs of Constellium SE in respect of its Financial Indebtedness; (b) it is to fund administrative costs, directors’ and employees’ remuneration, taxes, professional fees, regulatory costs, corporate maintenance costs and other similar costs incurred by Constellium SE up to aggregate amount per financial year of the Company not in excess of €5,000,000 (or its equivalent in other currencies); or (c) it is to fund a share buy-back or share issuance by Constellium SE in the context of a free share plan or any other employment benefit scheme. “Permitted Security” means: (a) any Security or Quasi-Security granted by a member of the Group and existing as at the date of this Agreement as listed, in respect of the Company and the Initial Material Subsidiaries only, in Schedule 6 (Existing Financial Indebtedness and Existing Security); (b) any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group; (c) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group; (d) any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement; (e) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Signing Date pursuant to a Permitted Acquisition if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (iii) the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

07/16927352_14 16 (f) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Signing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if: (i) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (iii) the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group; (g) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; (h) any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; (i) any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (i) of the definition of Permitted Financial Indebtedness; (j) any Security arising under or in connection with the Factoring Agreement or the Inventory Facility Agreement or any Equivalent Working Capital Financing; (k) any Security (other than Security over the assets pledged pursuant to the Transaction Security) arising under or in connection with the High Yield Financings; (l) any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by the Company or any Material Subsidiary other than any permitted under paragraphs (a) to (k) above) does not exceed €10,000,000 (or its equivalent in other currencies) at any time over the life of the Loan, provided that no Security or Quasi-Security over the shares of Constellium France Holdco shall be permitted at any time. “Permitted Share Issue” means an issue of: (a) ordinary shares by the Company to Constellium SE, paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by the Company and (ii) such issue does not lead to a Change of Control of the Company; and (b) shares by a member of the Group (other than the Company) to its immediate Holding Company (where if the existing shares of the relevant member of the Group are the subject of the Transaction Security the newly-issued shares also become subject to the Transaction Security on the same terms). “Permitted Transaction” means: (a) any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents, the Factoring Agreement, the Inventory Facility Agreement, any Equivalent Working Capital Financing or the High Yield Financings; (b) the solvent liquidation or reorganisation of any member of the Group (other than the Company) so long as, in the case of a Material Subsidiary (i) any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group and (ii) any such distribution is made to other French Subsidiaries or the Company; or

07/16927352_14 17 (c) transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security, (iii) the incurring or permitting to subsist of Financial Indebtedness or (iv) the issue of shares or warrants granting access to shares) conducted in the ordinary course of trading on arm's length terms. “Person” has the meaning given to that term in Clause 17.16 (Sanctions, anti-money laundering and anti-corruption laws). “PGE Q&A” means the document entitled “FAQ – Prêt Garanti par l’Etat” dated 22 April 2020 published by the French ministry of finance. “Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities). “Quasi-Security” has the meaning given to it in Clause 20.5 (Negative pledge). “Quotation Day” means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). “Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank. “Reference Bank Rate” means, in relation to EURIBOR, the arithmetic means of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks (a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or (b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrators. “Reference Banks” means the principal office in Paris of financial institutions to be appointed by the Agent in consultation with the Company. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Market” means, in relation to euro, the European interbank market. “Relevant Period” means each period of twelve months ending on each Testing Date. “Repayment Date” means any date where a repayment instalment of the Loan is paid in accordance with Clause 6.2 (Extension option). “Termination Date” means the Initial Termination Date or the extended termination date determined pursuant to Clause 6.2 (Extension option). “Repeating Representations” means each of the representations set out in Clause 17 (Representations) except those made under Clauses 17.8 (Deduction of Tax) to 17.15 (Environmental laws) and under Clauses 17.17 (Security and financial indebtedness) to 17.24 (No proceedings). “Representative” means any delegate, agent (mandataire), manager, administrator, nominee, attorney, trustee or custodian. “Sanctions” means any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of

07/16927352_14 18 Foreign Assets Control (OFAC) and/or the U.S. Department of State and/or the United Nations Security Council and/or the European Union (any present or future member state thereof) and/or the French Republic and/or Her Majesty’s Treasury and/or other relevant sanctions authority enacting restrictive measures, to the extent these measures are applicable. “Sanctioned Country” means any country or territory that is subject to general restrictions relating to exports, imports, financings or investments under the Sanctions. As at the date hereof, the Sanctioned Countries are North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea, it being specified that this list may be amended from time to time in accordance with the terms of this Agreement. “Sanctioned Person” has the meaning given to that term in Clause 17.16 (Sanctions, anti- money laundering and anti-corruption laws). “Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company. “Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Security Documents” means: (a) the first ranking bank accounts pledge agreements entered into between the Company, Constellium Issoire or Constellium Neuf Brisach as pledgor, the Security Agent and the Original Lenders as beneficiaries, documenting the Bank Accounts Pledges, together with the related notification(s) of pledge; (b) the first ranking share pledges agreements entered into between Constellium France Holdco as pledgor, the Security Agent and the Original Lenders as beneficiaries, together with each related déclaration de nantissement de compte de titres financiers, documenting the Share Pledges; and (c) any other document designated as such by the Company and the Security Agent. “Selection Notice” means a notice substantially in the form set out in Part D of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods). “Share Pledges” means: (a) the first ranking French law share pledge (nantissement de compte-titres) relating to the shares of Constellium Issoire, granted by Constellium France Holdco (subject to customary guarantee limitations) for the benefit of the Finance Parties pursuant to the terms of the relevant Security Document; and (b) the first ranking French law share pledge (nantissement de compte-titres) relating to the shares of Constellium Neuf Brisach, granted by Constellium France Holdco (subject to customary guarantee limitations) for the benefit of the Finance Parties pursuant to the terms of the relevant Security Document. “Signing Date” means the date of execution of the Agreement. “Specified Time” means a day or time determined in accordance with Schedule 8 (Timetables). “Subsidiary” means in relation to any company, another company which is controlled by it within the meaning of article L.233-3 of the French Code de commerce. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

07/16927352_14 19 “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “TEG Letter” means the lettre de taux effectif global referred to in Clause 8.5 (Effective Global Rate (Taux Effectif Global)). “Termination Date” means the Initial Termination Date, as such date may be extended pursuant to the provisions of Clause 6.2 (Extension option). “Testing Date” means 30 June and 31 December of each year. “Total Commitments” means the aggregate of the Commitments, being € 180,000,000 at the date of this Agreement. “Total Net Debt” means, at any time, the aggregate outstanding amount in principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any Financial Indebtedness of Constellium SE and the members of the Group, but: (a) excluding any Financial Indebtedness in respect of (i) commodities derivative transactions (including any forward or futures relating to metal or other commodities) and (ii) foreign exchange transactions related to operational transactions undertaken in the general course of business, in each case entered into by Constellium SE or any other member of the Group; (b) excluding any such obligations to Constellium SE or any other member of the Group; (c) including, in the case of Finance Leases only, their capitalised value; (d) excluding all off balance sheet liabilities in respect of factoring facilities granted to Constellium SE or the members of the Group; and (e) deducting the aggregate amount of cash and cash equivalent investments held by Constellium SE or any member of the Group at that time, and so that no amount shall be included or excluded more than once. “Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group. “Transaction Security” means: (a) the Share Pledges; and (b) the Bank Accounts Pledges. “Transfer Agreement” means an agreement substantially in the form set out in Schedule 4 (Form of Transfer Agreement) or any other form agreed between the Agent and the Company. “Transfer Date” means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Transfer Agreement; and (b) the date on which the Agent executes the Transfer Agreement. “Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. “Unpaid Sum” means any sum due and payable but unpaid by the Company under the Finance Documents. “US” means the United States of America.

07/16927352_14 20 “US Tax Obligor” means: (a) the Company if resident for tax purposes in the US; or (b) some or all of the Company’s payments under the Finance Documents are from sources within the US for US federal income tax purposes. “Utilisation” means the utilisation of the Facility. “Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be made. “Utilisation Request” means a notice substantially in the form set out in Part C of Schedule 3 (Requests). “VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union, in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. 1.2 Construction 1.2.1 Unless a contrary indication appears, any reference in this Agreement to: (A) the “Agent”, the “Security Agent”, the “Coordinator”, any “Finance Party”, any “Lender” or any “Party” shall be construed so as to include its successors in title, permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (B) “assets” includes present and future properties, revenues and rights of every description; (C) “bps” means a reference to basis points; (D) “cash equivalent investments” means équivalents de trésorerie (as construed pursuant to the Accounting Principles); (E) “corporate reconstruction” includes in relation to any company any contribution of part of its business in consideration of shares (apport partiel d'actifs) and any demerger (scission) implemented in accordance with articles L.236 1 to L.236 24 of the French Code de commerce; (F) “Covid-19” means the public health emergency (état d’urgence sanitaire), as declared by article 4 of French law no. 2020-290 dated 23 March 2020 (and any other similar circumstances occurring concomitantly in a country where a member of the Group is incorporated or has business or trading activities); (G) a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated, supplemented, extended or restated; (H) a “fixed asset” means an “actif immobilisé” as this terms in construed under the Accounting Principles (I) a “group of Lenders” includes all the Lenders; (J) “gross negligence” means “faute lourde”; (K) a “guarantee” includes any type of “sûreté personnelle”; (L) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

07/16927352_14 21 (M) “merger” includes any fusion implemented in accordance with articles L.236-1 to L.236-24 of the French Code de commerce; (N) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (O) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation (and for the avoidance of doubt, the general terms (conditions générales) applicable to the French State Guarantee); (P) a “security interest” includes any type of security (sûreté réelle) and transfer by way of security; (Q) a “transfer” includes any means of transfer of rights and/or obligations under French law; (R) “trustee, fiduciary and fiduciary duty” has in each case the meaning given to such term under any applicable law; (S) “wilful misconduct” means “dol”; (T) a provision of law is a reference to that provision as amended, re- enacted or codified from time to time; and (U) unless a contrary indication appears, a time of day is a reference to Paris time. 1.2.2 The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. 1.2.3 Section, Clause and Schedule headings are for ease of reference only. 1.2.4 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. 1.2.5 A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived. 1.3 Currency symbols and definitions “€”, “EUR” and “euro” denote the single currency of the Participating Member States. Section 2 THE FACILITY 2. THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Company a euro term loan facility in an aggregate amount equal to the Total Commitments. 2.2 Finance Parties' rights and obligations 2.2.1 The obligations of each Finance Party under the Finance Documents are several (conjointes et non solidaires). Failure by a Finance Party to perform its obligations

07/16927352_14 22 under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 2.2.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph 2.2.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by the Company which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Company. 2.2.3 A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 3. PURPOSE 3.1 Purpose The Company shall apply all amounts borrowed by it under the Facility towards the financing of the working capital and liquidity needs of the members of the Group incorporated under the laws of France. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent 4.1.1 Conditions precedent to the entry into force of the Agreement The Agreement will not enter into force unless the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions precedent ) in form and substance satisfactory to the Agent and all the Lenders. The Agent shall notify the Company and the Lenders promptly upon being so satisfied. 4.1.2 Conditions precedent to the delivery of the Utilisation Request The Company may not deliver the Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent ) in form and substance satisfactory to the Agent (acting upon the instructions of the Lenders). The Agent shall notify the Company promptly upon being so satisfied. 4.1.3 Notification Other than to the extent that the Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraphs 4.1.1 and 4.1.2 above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification, unless directly caused by its gross negligence or wilful misconduct.

07/16927352_14 23 4.2 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: 4.2.1 no Default is continuing or would result from the proposed Loan; and 4.2.2 the Repeating Representations to be made by the Company are true in all material respects. 4.3 Conditions precedent for the sole benefit of the Lenders The conditions precedent provided for in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) are stipulated for the sole benefit of the Lenders. 4.4 Maximum number of Loans 4.4.1 The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than one Loan would be outstanding. 4.4.2 The Company may not request that the Loan be divided. Section 3 UTILISATION 5. UTILISATION 5.1 Delivery of a Utilisation Request The Company may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request 5.2.1 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (A) the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility; (B) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (C) the proposed Interest Period complies with Clause 9 (Interest Periods). 5.2.2 Only one Loan may be requested in the Utilisation Request. 5.3 Currency and amount 5.3.1 The currency specified in a Utilisation Request must be euro. 5.3.2 The amount of the proposed Loan must be equal to the amount of the Total Commitments. 5.4 Lenders' participation 5.4.1 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. 5.4.2 The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

07/16927352_14 24 5.5 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. Section 4 REPAYMENT, PREPAYMENT AND CANCELLATION 6. REPAYMENT 6.1 Repayment of the Loan 6.1.1 Subject to the provisions of Clause 6.2 (Extension option) and subject to any prepayment made by the Company pursuant to Clause 7 (Prepayment and Cancellation), the Company shall repay the full principal amount of the Loan on the Initial Termination Date. 6.1.2 The Company may not reborrow any part of the Facility which is repaid. 6.2 Extension option 6.2.1 The Company may request an extension of the Initial Termination Date by notifying the Agent in writing (an “Extension Request”) between 90 days and 30 days before the Initial Termination Date for an additional period of one year, two years, three years, four years or five years (the “Extension”). 6.2.2 Within 10 Business Days from receipt of an Extension Request from the Company, the Agent shall notify the Lenders of the receipt of such Extension Request and notify the Company of the Extension. For the avoidance of doubt, no Lender may refuse an Extension, unless all or part of the fees referred to in Clause 11.3 (French State Guarantee fees) and payable by the Company on the Initial Termination Date have not been paid to the Agent (for the account of the Lenders) on that date in accordance with the terms of that Clause. (For the avoidance of doubt, no Extension may take effect until all such fees are paid by the Company.) 6.2.3 If the Company opts for a one-year Extension, the principal amount of the Loan will be repaid in full on the second anniversary date of the Utilisation Date. 6.2.4 If the Company opts for a two-year Extension, the principal amount of the Loan will be repaid as follows: Repayment Date Portion of the Loan to be repaid (%) Second anniversary date of the Utilisation Date 20% Third anniversary date of the Utilisation Date 80% 6.2.5 If the Company opts of a three-year Extension, the principal amount of the Loan will be repaid as follows: Repayment Date Portion of the Loan to be repaid (%) Second anniversary date of the Utilisation Date 20% Third anniversary date of the Utilisation Date 20%

07/16927352_14 25 Repayment Date Portion of the Loan to be repaid (%) Fourth anniversary date of the Utilisation Date 60% 6.2.6 If the Company opts for a four-year Extension, the principal amount of the Loan will be repaid as follows: Repayment Date Portion of the Loan to be repaid (%) Second anniversary date of the Utilisation Date 20% Third anniversary date of the Utilisation Date 20% Fourth anniversary date of the Utilisation Date 20% Fifth anniversary date of the Utilisation Date 40% 6.2.7 If the Company opts for a five-year Extension, the principal amount of the Loan will be repaid as follows: Repayment Date Portion of the Loan to be repaid (%) Second anniversary date of the Utilisation Date 20% Third anniversary date of the Utilisation Date 20% Fourth anniversary date of the Utilisation Date 20% Fifth anniversary date of the Utilisation Date 20% Sixth anniversary date of the Utilisation Date 20% 6.2.8 The Extension (regardless of its length) and the agreed amortisation schedule shall apply to the Loan as a whole and to all Lenders existing on the Initial Termination Date (subject to any transfer pursuant to the terms of Clause 22 (Changes to the Lenders)). 7. PREPAYMENT AND CANCELLATION 7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: 7.1.1 that Lender shall promptly notify the Agent upon becoming aware of that event; 7.1.2 upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and 7.1.3 to the extent that the Lender's participation has not been transferred pursuant to paragraph 7.11.4 of Clause 7.11 (Right of replacement or repayment and

07/16927352_14 26 cancellation in relation to a single Lender), the Company shall repay that Lender's participation in the Loan on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 7.2 Change of control If, at any time: 7.2.1 one or several persons (acting in concert as the case may be) acquires more than 50% of the shares and voting rights of Constellium SE; 7.2.2 Constellium SE ceases to hold 100% of the shares and voting rights of the Company; 7.2.3 the Company ceases to hold 100% of the shares and voting rights of Constellium France Holdco; or 7.2.4 Constellium France Holdco ceases to hold 100% of the shares and voting rights of Constellium Issoire or Constellium Neuf Brisach, then: (A) the Company shall promptly notify the Agent upon becoming aware of that event; (B) a Lender shall not be obliged to fund a Utilisation; and (C) if a Lender so requires and notifies the Agent within ten Business Days of the Company notifying the Agent of the event, the Agent shall, by not less than three Business Days' notice to the Company, cancel each Available Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and the Loan, accrued interest and other amounts shall become immediately due and payable. 7.3 Debt Capital Markets Issue – Equity Capital Markets Issue 7.3.1 For the purposes of this Clause 7.3: “Issue Proceeds” means the proceeds of any Debt Capital Markets Issue or any Equity Capital Markets Issue and after deducting: (A) any reasonable expenses which are incurred by any member of the Group to persons who are not members of the Group; and (B) any Tax incurred and required to be paid by a member of the Group (as reasonably determined by the relevant member of the Group on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to any such proceeds. 7.3.2 If any member of the Group receives any Issue Proceeds after 31 December 2021, the Company shall prepay the Loan in an amount equal to any Issue Proceeds on the last day of the Interest Period during which such Issue Proceeds have been received by the relevant member of the Group. 7.3.3 If any Debt Capital Markets Issue or any Equity Capital Markets Issue occurs between the Signing Date and 31 December 2021 and such Issue Proceeds exceed € 300,000,000, the Company shall apply the Issue Proceeds arising

07/16927352_14 27 thereunder in excess of € 300,000,000 in prepayment of the Loan on the last day of the first Interest Period after 31 December 2021. 7.4 Disposals 7.4.1 For the purposes of this Clause 7.4: “Disposal” means a sale, lease, licence, transfer, loan or other disposal by the Company or any French Subsidiary of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) falling within paragraph (f), (j) or (m) of the definition of Permitted Disposal. “Disposal Proceeds” means the consideration received by the Company or any French Subsidiary (as applicable) from a third party for any Disposal made it except for Excluded Disposal Proceeds and after deducting: (A) any reasonable expenses which are incurred by the seller with respect to that Disposal to persons who are not members of the Group; and (B) any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance). “Excluded Disposal Proceeds” means, for any financial year of the Company, Disposal Proceeds that do not exceed: (A) 1,000,000 Euros (or its equivalent in another currency or currencies) individually; and (B) 20,000,000 Euros (or its equivalent in another currency or currencies) in aggregate with any other Disposal Proceeds received in the relevant financial year. 7.4.2 To the extent not reinvested in the purchase of assets or reinvestment in the business of the Group within 12 months after the end of the financial year of the Company during which the Company or the relevant French Subsidiary (as applicable) received such Disposal Proceeds (or committed to be reinvested within 12 months and actually reinvested within 24 months of the end of such financial year), the Company shall apply all Disposal Proceeds in prepayment of the Loan. 7.4.3 The prepayment shall occur on the last day of the relevant Interest Period during which the relevant 12-month period ends. 7.5 Termination of the Factoring Agreement and/or the Inventory Facility Agreement If, at any time, the Factoring Agreement and/or the Inventory Facility Agreement is terminated before its stated maturity date for any reason whatsoever (unless replaced by an Equivalent Working Capital Financing): 7.5.1 the Company shall promptly notify the Agent upon becoming aware of that event; 7.5.2 no Lender shall be obliged to fund the Loan; and 7.5.3 if a Lender so requires and notifies the Agent within five Business Days of the Company notifying the Agent of the event, the Agent shall, by not less than 90 days' notice to the Company, cancel each Available Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and all such outstanding Loan, accrued interest and other amounts shall become immediately due and payable.

07/16927352_14 28 7.6 Insurance proceeds 7.6.1 For the purposes of this Clause 7.6: “Excluded Insurance Proceeds” means: (A) insurance proceeds that do not exceed: (1) 1,000,000 Euros (or its equivalent in another currency or currencies) individually; and (2) 20,000,000 Euros (or its equivalent in another currency or currencies) in aggregate with any other insurance proceeds received in the relevant financial year; and (B) any proceeds of an insurance claim which the Company notifies the Agent are, or are to be, applied: (1) to meet a third party claim; (2) to cover operating losses in respect of which the relevant insurance claim was made; or (3) in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made, in each case of this paragraph 7.6.1(B), as soon as possible but in any event within 12 months of the end of the financial year of the Company during which the Company or the relevant French Subsidiary (as applicable) received such proceeds (or such proceeds are committed to be reinvested within 12 months and actually reinvested within 24 months of the end of such financial year) or such longer period as the Majority Lenders may agree, after receipt. “Insurance Proceeds” means the proceeds of any insurance claim under any insurance (other than in relation to third party liabilities, or in relation to consequential loss policies that are applied to cover operating losses, loss of profits or business interruption, in relation to directors liability insurance or in relation to insurance for the reimbursement of legal fees) maintained by the Company or any French Subsidiary except for Excluded Insurance Proceeds and after deducting (i) any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group and (ii) any tax incurred or reasonably expected to be incurred in connection with that claim. 7.6.2 The Company shall prepay the Loan in an amount equal to all Insurance Proceeds. The prepayment shall occur on the last day of the relevant Interest Period during which the relevant 12-month period referred to in the definition of Excluded Insurance Proceeds ends. 7.7 Excess Cash Flow 7.7.1 For the purposes of this Clause: “Excess Cash Flow” means, for any financial year of Constellium Issoire and Constellium Neuf Brisach for which it is being calculated, and for the first time for the financial year ending 31 December 2022, the aggregated Free Cash Flow of Constellium Issoire and Constellium Neuf Brisach (as set out in the latest available annual financial statements of each of Constellium Issoire and Constellium Neuf Brisach, as reported to Constellium SE for inclusion in the audited annual consolidated financial statements of Constellium SE); and

07/16927352_14 29 “Free Cash Flow” means the net cash flow from operating activities less capital expenditure, equity contributions and loans to joint ventures and other investing activities. 7.7.2 Subject to the provisions of paragraph 7.7.3 below, the Company shall apply an amount equal to 50% of the Excess Cash Flow towards repayment of the Loan, on or before the last day of the Interest Period during which the audited annual financial statements of Constellium Issoire and Constellium Neuf Brisach are approved (and for the first time on or before the last day of the Interest Period during which the annual financial statements for the financial year ending 31 December 2022 are approved). 7.7.3 The Company shall have no obligation to make any mandatory prepayment of the Loan referred under paragraph 7.7.2 above before 31 December 2022. 7.8 French State Guarantee If at any time, (i) the French State Guarantee in relation to the Loan is no longer valid or in force or (ii) if the Company receives reasonably satisfactory evidence that the Loan is no longer eligible to the French State Guarantee (other than by reason of a transfer of a Lender's Commitment or participation in the Loan or any other reason directly attributable to any Finance Party), or (iii) the Company is in breach of the undertakings taken in the Letter to the Trésor, for any reason whatsoever: 7.8.1 the Company shall promptly notify the Agent upon becoming aware of that event; 7.8.2 no Lender shall be obliged to fund a Utilisation; and 7.8.3 if a Lender so requires and notifies the Agent within five Business Days of the Company notifying the Agent of the event, the Agent shall, by not less than 90 days' notice to the Company, cancel each Available Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and all such outstanding Loan, accrued interest and other amounts shall become immediately due and payable. 7.9 Voluntary cancellation The Company may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €5,000,000) of the Available Facility. Any cancellation under this Clause 7.9 shall reduce the Commitments of the Lenders rateably. 7.10 Voluntary prepayment of the Loan 7.10.1 The Company may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of €5,000,000). 7.10.2 The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the applicable Available Facility is zero). 7.10.3 Any prepayment under this Clause 7.3 shall satisfy the obligations under Clause 6.1 (Repayment of the Loan).

07/16927352_14 30 7.11 Right of replacement or repayment and cancellation in relation to a single Lender 7.11.1 If: (A) any sum payable to any Lender by the Company is required to be increased under Clause 12.2.3 (Tax gross-up) or under an equivalent provision of any Finance Document; or (B) any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased Costs); or (C) any amount payable to any Lender by the Company under a Finance Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for the Company by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through the Facility Office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, the Company may, whilst the circumstance giving rise to the requirement for that increase, indemnification or non-deductibility for French tax purposes continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan or give the Agent notice of its intention to replace that Lender in accordance with Clause 7.11.4 below. 7.11.2 On receipt of a notice of cancellation referred to in Clause 7.11.1 above, the Available Commitment(s) of that Lender shall be immediately reduced to zero. 7.11.3 On the last day of each Interest Period which ends after the Company has given notice of cancellation under Clause 7.11.1 above (or, if earlier, the date specified by the Company in that notice), the Company shall repay that Lender's participation in the Loan and that Lender's corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid. 7.11.4 If: (A) any of the circumstances set out in Clause 7.11.1 above apply to a Lender; or (B) the Company becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender, the Company may, on 10 Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest (to the extent that the Agent has not given a notification under Clause 22.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. 7.11.5 The replacement of a Lender pursuant to Clause 7.11.4 above shall be subject to the following conditions: (A) the Company shall have no right to replace the Agent; (B) neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

07/16927352_14 31 (C) in no event shall the Lender replaced under Clause 7.11.4 above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and (D) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph 7.11.4 above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer. 7.11.6 A Lender shall perform the checks described in paragraph 7.11.5(D) above as soon as reasonably practicable following delivery of a notice referred to in paragraph 7.11.4 above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. 7.12 Mandatory prepayment and cancellation in relation to a single Lender If it becomes unlawful for the Company to perform any of its obligations to any Lender under paragraph 12.2.3 of Clause 12.2 (Tax gross-up) or under an equivalent provision of any Finance Document, 7.12.1 the Company shall promptly notify the Agent upon becoming aware of that event; 7.12.2 upon the Agent notifying that Lender, its Commitment(s) will be immediately cancelled; and 7.12.3 the Company shall repay that Lender's participation in the Loan on the last day of each Interest Period which ends after the Company has given notice under Clause 7.12.1 above or, if earlier, the date specified by that Lender in a notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.13 Restrictions 7.13.1 Any notice of cancellation or prepayment given by any Party under this Clause 6.2.8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 7.13.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. 7.13.3 The Company may not reborrow any part of the Facility which is prepaid. 7.13.4 The Company shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. 7.13.5 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 7.13.6 If the Agent receives a notice under this Clause 6.2.8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate. 7.13.7 If all or part of any Lender's participation in the Loan under the Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount in euro of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment. 7.13.8 If, and to the extent that, at any time, any prepayment (other than prepayments pursuant to Clauses 7.1 (Illegality), 7.2 (Change of control) or 7.5 (Termination of the Factoring Agreement and/or the Inventory Facility Agreement) or 7.8 (French State Guarantee)) would be unlawful (including, without limitation, with respect to financial assistance, distributable profit rules, corporate benefits restrictions,

07/16927352_14 32 restrictions on upstreaming of cash to enable a prepayment to be made or give rise to a breach of any fiduciary and statutory duties of the directors (or in other circumstances where they are under a material risk of personal liability) of the relevant member of the Group), then there shall be no obligation to make that prepayment. 7.13.9 The Company shall ensure that all French Subsidiaries will use their reasonable endeavors to overcome any restrictions in paragraph 7.13.8 and/or make the relevant prepayment using the other available cash resources of the French Subsidiaries. If at any time those restrictions are removed any relevant proceeds will be applied in prepayment of the Facility at the end of the next Interest Period. 7.14 Application of prepayments Any prepayment of the Loan pursuant to Clause 7.3 (Debt Capital Markets Issue – Equity Capital Markets Issue), 7.4 (Disposals), 7.6 (Insurance proceeds) and 7.7 (Excess Cash Flow) shall be applied pro rata to each Lender's participation in the Loan. Section 5 COSTS OF UTILISATION 8. INTEREST 8.1 Calculation of interest The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: 8.1.1 Margin; and 8.1.2 EURIBOR. 8.2 Payment of interest The Company shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six- monthly intervals after the first day of the Interest Period). 8.3 Default interest 8.3.1 If the Company fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue to the fullest extent permitted by law and without notice (mise en demeure) on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2 below, is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Company on demand by the Agent. 8.3.2 If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan: (A) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and (B) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

07/16927352_14 33 8.3.3 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of Article 1343-2 of the French Code civil, such interest is due for a period of at least one year, but will remain immediately due and payable. 8.4 Notification of rates of interest 8.4.1 The Agent shall promptly notify the relevant Lenders and the Company of the determination of a rate of interest under this Agreement. 8.4.2 The Agent shall promptly notify the Company of each Funding Rate relating to the Loan. 8.5 Effective Global Rate (Taux Effectif Global) For the purposes of articles L. 314-1 to L. 314-5 and R. 314-1 et seq. of the French Code de la consommation and article L. 313-4 of the French Code monétaire et financier, the Parties acknowledge that (i) the effective global rate (taux effectif global) calculated on the date of this Agreement, based on assumptions as to the period rate (taux de période) and the period term (durée de période) and on the assumption that the interest rate and all other fees, costs or expenses payable under this Agreement will be maintained at their original level throughout the term of this Agreement, is set out in a letter from the Agent to the Company and (ii) that letter forms part of this Agreement. the Company acknowledges receipt of that letter. 9. INTEREST PERIODS 9.1 Selection of Interest Periods 9.1.1 The Company may select an Interest Period for the Loan in the Utilisation Request for the Loan or (if the Loan has already been borrowed) in a Selection Notice. 9.1.2 Each Selection Notice for the Loan is irrevocable and must be delivered to the Agent by the Company not later than the Specified Time. 9.1.3 If the Company fails to deliver a Selection Notice to the Agent in accordance with Clause 9.1.2 above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), be six Months. 9.1.4 Subject to this Clause 9 the Company may select an Interest Period of one, three or six Months or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan. 9.1.5 An Interest Period for the Loan shall not extend beyond the Termination Date. 9.1.6 Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period. 9.2 Changes to Interest Periods If the Agent makes any of the changes to an Interest Period referred to in this Clause 9.2, it shall promptly notify the Company and the Lenders. 9.3 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

07/16927352_14 34 10. CHANGES TO THE CALCULATION OF INTEREST 10.1 Unavailability of Screen Rate 10.1.1 Interpolated Screen Rate: If no Screen Rate is available for the Interest Period of the Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan. 10.1.2 Reference Bank Rate: If no Screen Rate is available for EURIBOR for: (A) the currency of the Loan; or (B) the Interest Period of the Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of the Loan and for a period equal in length to the Interest Period of the Loan. 10.1.3 Cost of funds: If paragraph 10.1.2 above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR for the Loan and Clause 10.4 (Cost of funds) shall apply to the Loan for that Interest Period. 10.2 Calculation of Reference Bank Rate 10.2.1 Subject to paragraph 10.2.2, if EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated based on the quotations of the remaining Reference Banks. 10.2.2 If at or about 11.30 a.m. on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period. 10.3 Market disruption If before close of business in Paris on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 40 per cent. of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of EURIBOR then Clause 10.4 (Cost of funds) shall apply to the Loan for the relevant Interest Period. 10.4 Cost of funds 10.4.1 If this Clause 10.4 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (A) the Margin; and (B) the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling five Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan from whatever source it may reasonably select. 10.4.2 If this Clause 10.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. 10.4.3 Any alternative basis agreed pursuant to Clause 10.4.2 above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

07/16927352_14 35 10.4.4 If this Clause 10.4 applies pursuant to Clause 10.3 (Market disruption) and: (A) a Lender's Funding Rate is less than EURIBOR; or (B) a Lender does not supply a quotation by the time specified in paragraph 10.4.1(B) above, the cost to that Lender of funding its participation in the Loan for that Interest Period shall be deemed, for the purposes of paragraph 10.4.4(A) above, to be EURIBOR. 10.5 Notification to Company If Clause 10.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Company. 10.6 Modification and/or discontinuation of certain benchmark rates Without prejudice to any other provisions of this Agreement (including in particular this Clause 10 and Clause 34.4 (Replacement of Screen Rate), each Party acknowledges and agrees for the benefit of the other parties that: 10.6.1 IBOR benchmarks (i) may be subject to methodological or other changes which could affect their value, or (ii) may not comply with applicable laws and regulations (such as the Regulation (EU) 2016/1011 of the European Parliament and of the Council, as amended (EU Benchmarks Regulation)) and/or (iii) may be permanently discontinued; and 10.6.2 the occurrence of any of the aforementioned events and/or a Screen Rate Replacement Event may have adverse consequences which may materially impact the economics of the financing transaction contemplated under this Agreement. 10.7 Break Costs 10.7.1 the Company shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Company on a day other than the last day of an Interest Period for the Loan or Unpaid Sum. 10.7.2 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 11. FEES 11.1 Fees to Administrative Parties The Company shall pay to the relevant Administrative Parties the fees in the amount and at the times agreed in separate Fee Letter. 11.2 Agency fee The Company shall pay to each of the Agent (for its own account) and the Security Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 11.3 French State Guarantee fees 11.3.1 Each Lender shall pay to the Agent, as soon as possible after the date of the Utilisation Request and at the latest on the Utilisation Date, a guarantee fee equal to 0.50% of 80% of its Commitment. 11.3.2 The Agent (for the account of each Lender) shall pay, on the Utilisation Date, to Bpifrance Financement SA, for the account of the French State in its capacity as issuer of the French State Guarantee, a guarantee fee equal to 0.50% of 80% of the outstanding principal amount of the Loan as at the Utilisation Date. For the

07/16927352_14 36 avoidance of doubt, if a Lender does not pay that guarantee fee to the Agent by the Utilisation Date, the Agent shall not be obliged to pay to Bpifrance Financement SA, for the account of the French State in its capacity as issuer of the French State Guarantee, the portion of the guarantee fee due by that Lender pursuant to paragraph 11.3.1. The other Lenders will not lose the benefit of the French State Guarantee over the portion of the Loan funded by them. 11.3.3 The Company shall pay to the Agent (for the account of the Lenders), on the Initial Termination Date, a guarantee fee equal to the sum of (i) all amounts paid by the Lenders under paragraph 11.3.1 above and (ii) 0.50% of 20% of the Loan as at the Utilisation Date. The Agent shall , promptly upon receipt of such amounts, allocate them amongst the Lenders pro rata their respective Commitment on the Utilisation Date. 11.3.4 If the Company exercises its rights under Clause 6.2 (Extension option), it shall pay to the Agent (for the account of the Lenders) an additional guarantee fee as per the table below (the “Additional Guarantee Fee”) calculated on a pro rata temporis basis on the outstanding principal amount of the Loan as at the first anniversary of the Signing Date as reduced thereafter in accordance with the amortisation scheduled set out in Clause 6.2 (Extension option): For the first additional year 1.00% For the second additional year 1.00% For the third additional year 2.00% For the fourth additional year 2.00% For the fifth additional year 2.00% 11.3.5 80% of the Additional Guarantee Fee shall be payable upfront on the Initial Termination Date and the remaining 20% be payable on a pro rata temporis basis for any relevant additional year on the first day of that additional year. 11.3.6 The 80% of the Additional Guarantee Fee payable on the Initial Termination Date shall be equal to the amount payable by the Agent (for the account of each Lender) on or around that date to Bpifrance Financement SA for the account of the French State, in its capacity as issuer of the French State Guarantee as per the PGE Order. Section 6 ADDITIONAL PAYMENT OBLIGATIONS 12. TAX GROSS-UP AND INDEMNITIES 12.1 Definitions In this Agreement: “Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Qualifying Lender” means a Lender which:

07/16927352_14 37 12.1.1 fulfils the conditions imposed by French Law in order for a payment of interest not to be subject to (or as the case may be, to be exempt from) any Tax Deduction; or 12.1.2 is a Treaty Lender. “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. “Tax Payment” means either the increase in a payment made by the Company to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). “Treaty Lender” means a Lender which: 12.1.3 is treated as resident of a Treaty State for the purposes of the Treaty; 12.1.4 does not carry on business in France through a permanent establishment with which that Lender's participation in the Loan is effectively connected; 12.1.5 is acting from the Facility Office situated in its jurisdiction of incorporation; and 12.1.6 fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on interest by France, subject to the completion of any necessary procedural formalities. “Treaty State” means a jurisdiction having a double taxation agreement (with France (the “Treaty”), which makes provision for full exemption from Tax imposed by France on interest payments. Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up 12.2.1 The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. 12.2.2 The Company shall promptly upon becoming aware that the Company must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company. 12.2.3 If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. 12.2.4 A payment shall not be increased under Clause 12.2.3 above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due: (A) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or (B) the relevant Lender is a Treaty Lender and the Company making the payment is able to demonstrate that the payment could have been made

07/16927352_14 38 to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 12.2.7 below, provided that the exclusion for changes after the date a Lender became a Lender under this Agreement in Clause 12.2.4(A) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Lender if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction. 12.2.5 If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. 12.2.6 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 12.2.7 A Treaty Lender and the Company which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction. 12.3 Tax indemnity 12.3.1 The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. 12.3.2 Clause 12.3.1 above shall not apply: (A) with respect to any Tax assessed on a Finance Party: (1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (2) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (B) to the extent a loss, liability or cost: (1) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); (2) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 12.2.4 of Clause 12.2 (Tax gross-up) applied; or (3) relates to a FATCA Deduction required to be made by a Party. 12.3.3 A Protected Party making, or intending to make a claim under Clause 12.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company. 12.3.4 A Protected Party shall, on receiving a payment from the Company under this Clause 12.3, notify the Agent.

07/16927352_14 39 12.4 Tax Credit If the Company makes a Tax Payment and the relevant Finance Party determines that: 12.4.1 a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and 12.4.2 that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Company which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company. 12.5 Lender Status Confirmation 12.5.1 Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to the Company, which of the following categories it falls in: (A) not a Qualifying Lender; (B) a Qualifying Lender (other than a Treaty Lender); or (C) a Treaty Lender. If such a Lender fails to indicate its status in accordance with this paragraph 12.5.1 then that Lender shall be treated for the purposes of this Agreement (including by the Company) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this paragraph 12.5.1. 12.5.2 Such a Lender shall also specify, in the documentation which it executes on becoming a Party as a Lender, whether it is incorporated or acting through the Facility Office situated in a Non-Cooperative Jurisdiction. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this paragraph 12.5.2. 12.6 Stamp taxes The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.7 Value added tax 12.7.1 All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph 12.7.2 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). 12.7.2 If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance

07/16927352_14 40 Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph 12.7.2(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (B) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. 12.7.3 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. 12.7.4 In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 12.8 FATCA information 12.8.1 Subject to paragraph 12.8.3 below, each Party shall, within ten Business Days of a reasonable request by another Party: (A) confirm to that other Party whether it is: (1) a FATCA Exempt Party; or (2) not a FATCA Exempt Party; (B) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (C) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. 12.8.2 If a Party confirms to another Party pursuant to paragraph 12.8.1(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. 12.8.3 Paragraph 12.8.1 above shall not oblige any Finance Party to do anything, and paragraph 12.8.1(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (A) any law or regulation;

07/16927352_14 41 (B) any fiduciary duty; or (C) any duty of confidentiality. 12.8.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph 12.8.1(A)(1) or 12.8.1(A)(2) above (including, for the avoidance of doubt, where paragraph 12.8.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 12.8.5 If the Company is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (A) where the Company is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (B) where the Company is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or (C) where the Company is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (1) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or (2) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. 12.8.6 The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph 12.8.5 above to the Company. 12.8.7 If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph 12.8.5 above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Company. 12.8.8 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph 12.8.5 or 12.8.6 above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs 12.8.5, 12.8.6 or 12.8.7 above. 12.9 FATCA Deduction 12.9.1 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. 12.9.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

07/16927352_14 42 13. INCREASED COSTS 13.1 Increased Costs 13.1.1 Subject to Clause 13.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. 13.1.2 In this Agreement “Increased Costs” means: (A) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (B) an additional or increased cost; or (C) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 13.2 Increased Cost claims A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company. 13.3 Exceptions 13.3.1 Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is: (A) attributable to a Tax Deduction required by law to be made by the Company; (B) attributable to a FATCA Deduction required to be made by a Party; (C) resulting from the application by the relevant Finance Party of (i) Basel III, (ii) CRR Regulation and (iii) CRD IV Directive; (D) an increase in the rate of corporate income taxes applicable to the relevant Finance Party; (E) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3.2 of Clause 12.3 (Tax indemnity) applied); or (F) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 13.3.2 In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 12.1 (Definitions). 14. OTHER INDEMNITIES 14.1 Currency indemnity 14.1.1 If any sum due from the Company under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

07/16927352_14 43 (A) making or filing a claim or proof against the Company; (B) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Company shall as an independent obligation within three Business Days of demand, indemnify to the extent permitted by law each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. 14.1.2 The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities The Company shall, within ten Business Days of demand, indemnify each Finance Party against any documented cost, loss or liability incurred by that Finance Party as a result of: 14.2.1 the occurrence of any Event of Default; 14.2.2 a failure by the Company to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties); 14.2.3 funding, or making arrangements to fund, its participation in the Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or 14.2.4 the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Company. Under no circumstances shall the Company be liable to any Finance Party under Clause 14.2 for any indirect damages of any kind or nature whatsoever or any loss of business or business opportunity or any loss of goodwill. 14.3 Indemnity to the Agent The Company shall, within ten Business Days, indemnify the Agent against any documented cost, loss or liability incurred by the Agent (acting reasonably) as a result of: 14.3.1 investigating any event which it reasonably believes is a Default; 14.3.2 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or 14.3.3 instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. Under no circumstances shall the Company be liable to the Agent under Clause 14.3 for any indirect damages of any kind or nature whatsoever or any loss of business or business opportunity or any loss of goodwill. 15. MITIGATION BY THE LENDERS 15.1 Mitigation 15.1.1 Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs) or in any amount payable under a Finance Document by the Company becoming not deductible from the Company’s taxable income for

07/16927352_14 44 French tax purposes by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through the Facility Office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Finance Party in a financial institution situated in a Non-Cooperative Jurisdiction, including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. 15.1.2 Clause 15.1.1 above does not in any way limit the obligations of the Company under the Finance Documents. 15.2 Limitation of liability 15.2.1 The Company shall, within 10 Business Days, indemnify each Finance Party for all documented costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). 15.2.2 A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16. COSTS AND EXPENSES 16.1 Transaction expenses The Company shall, within ten Business Days of demand, pay the Agent and the Coordinator the amount of all documented costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: 16.1.1 this Agreement and any other documents referred to in this Agreement; and 16.1.2 any other Finance Documents executed after the date of this Agreement. 16.2 Amendment costs If: 16.2.1 the Company requests an amendment, waiver or consent; or 16.2.2 an amendment is required pursuant to Clause 28.9 (Change of currency), the Company shall, within ten Business Days of demand, reimburse the Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement costs The Company shall, within ten Business Days of demand, pay to each Finance Party the amount of all documented costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document. Section 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 17. REPRESENTATIONS The Company makes the representations set out in this Clause 17 to each Finance Party on the date of this Agreement.

07/16927352_14 45 17.1 Status 17.1.1 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. 17.1.2 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 17.2 Binding obligations The obligations expressed to be assumed by it in each Finance Document are, subject to perfection requirements and any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) (the “Legal Reservations”), legal, valid, binding and enforceable obligations in accordance with their respective terms. 17.3 Non-conflict with other obligations Subject to perfection requirements and Legal Reservations, the entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: 17.3.1 any law or regulation applicable to it; 17.3.2 its or any of its Subsidiaries' constitutional documents; or 17.3.3 any agreement or instrument binding upon it or any of its Material Subsidiaries or any of its or any of its Material Subsidiaries' assets except is such conflict does not have or is reasonably unlikely to have a Material Adverse Effect. 17.4 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 17.5 Validity and admissibility in evidence Subject to perfection requirements and Legal Reservations , all Authorisations required: 17.5.1 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and 17.5.2 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. 17.6 Insolvency No: 17.6.1 corporate action, legal proceeding or other procedure or step described in paragraph 21.7.1 of Clause 21.7 (Insolvency proceedings); or 17.6.2 creditors' process described in Clause 21.8 (Creditors' process), has been taken or, to the knowledge of the Company, threatened in relation to it or a Material Subsidiary; and none of the circumstances described in Clause 21.6 (Insolvency) applies to it or a Material Subsidiary. 17.7 Governing law and enforcement 17.7.1 The choice of French law as the governing law of the Finance Documents will be recognised and enforced in France. 17.7.2 Any judgment obtained in France in relation to a Finance Document will be recognised and enforced in France.

07/16927352_14 46 17.8 Deduction of Tax It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender. 17.9 Taxation 17.9.1 It is not (and none of its Material Subsidiaries is) materially overdue in the filing of Tax returns and it is not (and none of its Material Subsidiaries is) materially overdue in the payment of any Taxes. 17.9.2 To the best of its knowledge, no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Material Subsidiaries) with respect to Taxes which might reasonably be expected to have a Material Adverse Effect. 17.9.3 It is resident for Tax purposes only in France. 17.10 No filing or stamp taxes Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 17.11 No default 17.11.1 No Event of Default is continuing or might reasonably be expected to result from the making of the Utilisation. 17.11.2 To the best of the knowledge and belief of the Company, no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or any of its Material Subsidiaries') assets are subject which might reasonably be expected to have a Material Adverse Effect. 17.12 No misleading information To its best knowledge and belief, all information furnished in writing by it to the Finance Parties for the purposes of or in connection with the Finance Documents, is true and accurate in every material respect on the date on which such information is provided or stated and does not contain any material misstatement of fact. 17.13 Financial statements 17.13.1 The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement. 17.13.2 The Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of Constellium SE) unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement. 17.14 No breach of laws 17.14.1 It has not (and none of its Material Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. 17.14.2 No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or any Material Subsidiary which have or are reasonably likely to have a Material Adverse Effect.

07/16927352_14 47 17.15 Environmental laws 17.15.1 Each of it and its Material Subsidiary is in compliance with Clause 20.3.1 and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. 17.15.2 No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it or any Material Subsidiary where that claim has or is reasonably likely to have a Material Adverse Effect. 17.16 Sanctions, anti-money laundering and anti-corruption laws Neither the Company, nor any of its Subsidiaries, directors or officers, or, to the best of its knowledge, any Affiliate or employee of the Company: 17.16.1 is an individual or entity (a “Person”), that is, or is owned or controlled by Persons that are: (A) the target of any Sanctions (a “Sanctioned Person”) or (B) located, organised or resident in a country or territory that is, or whose government is in, a Sanctioned Country; or 17.16.2 has engaged in any activity or conduct which would violate any applicable Anti- Corruption Regulations, Fight Against Money Laundering and Financing of Terrorism Regulations or Sanctions in any applicable jurisdiction and the Company has, to the extent required by applicable laws, instituted and maintains policies and procedures designed to prevent violation of such laws, regulations and rules. 17.17 Security and financial indebtedness 17.17.1 No Security or Quasi-Security exists over all or any of the present or future assets of the Company or any Material Subsidiary other than as permitted by this Agreement. 17.17.2 Neither the Company nor any Material Subsidiary has any Financial Indebtedness outstanding other than as permitted by this Agreement. 17.18 Legal and beneficial ownership It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security. 17.19 Shares The shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security, other than to the extent such restrictions or inhibitions are required by applicable law and other than “clauses d'agrément” provided that in such case the relevant corporate bodies of the relevant entity have given their consent to the proposed Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share capital of any Material Subsidiary (including any option or right of pre-emption or conversion). 17.20 Intellectual property It and each of its Material Subsidiaries: 17.20.1 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of

07/16927352_14 48 its business and which is required by it in order to carry on its business as it is being conducted; 17.20.2 does not (nor does any of its Material Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in a manner that would reasonably be expected to have a Material Adverse Effect; and 17.20.3 has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by, which is required to conduct the business of the Group and where failure to do so would reasonably be expected to have a Material Adverse Effect. 17.21 Group structure chart The Group Structure Chart delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) is true, complete and accurate in all material respects and shows the following information: 17.21.1 each member of the Group, including current name and jurisdiction of incorporation (in the case of a member of the Group which is not the Company); and 17.21.2 all minority interests in any Material Subsidiary and any person in which any Material Subsidiary holds shares in its issued share capital or equivalent ownership interest of such person. 17.22 French State Guarantee criteria 17.22.1 The Company complies with all the criteria set out under French law applicable to borrowers applying for a PGE Loan guaranteed by the French State as contemplated under this Agreement; in particular: (A) the Company's and its French Subsidiaries' consolidated annual turnover (without tax) for their last financial year (as determined in accordance with the PGE Q&A) exceeded € 1,500,000,000; (B) the Company's and its French Subsidiaries' currently have less than 5,000 employees in France; and (C) the Company is not (and was not, on 31 December 2019) an “undertaking in difficulty” (as this term is construed under article 2 of Commission Regulation (EU) No 651/2014 of 17 June 2014). 17.22.2 The Company has not requested any Other PGE Loan the amount of which would result in the aggregate amount of loans guaranteed by the French State authorised by the PGE Order for the Company being exceeded. 17.22.3 The Company acknowledges that, on 19 March 2020, the European Commission has approved the French State guaranteeing PGE Loan provided that the borrower is not, on 31 December 2019, an undertaking in difficulty within the meaning set forth in paragraph 18 of Article 2 of the Commission Regulation (EU) No 651/2014 of 17 June 2014. If the borrower does not comply with such criteria, the State aid received from the borrower can be challenged and such State aid could have to be recovered. 17.23 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 17.24 No proceedings There are no current actions, suits or proceedings pending against or affecting it or any of its Material Subsidiary, in or before any judicial or administrative court, arbitrator or regulatory authority that might reasonably be expected to have a Material Adverse Effect.

07/16927352_14 49 17.25 Centre of main interests Its centre of main interests (as that term is used in Article 3 1. of Council Regulation (EC) no 1346/2000 of 29 May 2000 on insolvency proceedings (the “Regulation”) or, for insolvency proceedings opened after 26 June 2017, Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Regulation (recast)”)) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2, point (h) of the Regulation or, for insolvency proceedings opened after 26 June 2017, in Article 2, point (10) of the Regulation (recast)) in any jurisdiction other than its jurisdiction of incorporation. 17.26 Repetition The Repeating Representations are deemed to be made by the Company by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period. 18. INFORMATION UNDERTAKINGS The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 18.1 Financial statements The Company shall supply to the Agent in sufficient copies for all the Lenders: 18.1.1 as soon as the same become available, but in any event within 180 days after the end of the financial year of each entity: (A) the audited financial statements for that financial year of the Company, Constellium SE, Constellium France Holdco, Constellium Issoire and Constellium Neuf Brisach; (B) the audited consolidated financial statements of Constellium SE for that financial year; and (C) the unaudited financial statements for that financial year, and for the first time for the financial year ending 31 December 2022, of Constellium Issoire and Constellium Neuf Brisach, as reported to Constellium SE for inclusion in the audited annual consolidated financial statements of Constellium SE; 18.1.2 as soon as the same become available, but in any event within 60 days after the end of the quarter of each entity, the quarterly management accounts for the Company, Constellium SE and Constellium France Holdco; and 18.1.3 as soon as the same become available, but in any event within 30 days after the end of each month (other than for the month of January), the monthly unaudited and unreviewed financial statements of Constellium Issoire and Constellium Neuf Brisach. 18.2 Compliance Certificate 18.2.1 The Company shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 18.1.1(A) of Clause 18.1 (Financial statements), a Compliance Certificate (i) setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the closing date of the relevant financial year, (ii) as from the Compliance Certificate delivered in relation to the financial year ending on 31 December 2020, providing an updated list of the Material Subsidiaries and confirming that such entities represent at least 85% of the portion of the Consolidated EBITDA generated by the French Subsidiaries, and (iii) as from the Compliance Certificate delivered in relation to the financial

07/16927352_14 50 year ending on 31 December 2022, the Free Cash Flow (as this term is defined in section 7.7.1) of each Constellium Issoire and Constellium Neuf Brisach. 18.2.2 Each Compliance Certificate shall be signed by the president or the general manager (directeur général) of the Company or the treasurer of the Group. 18.3 Requirements as to financial statements 18.3.1 Each set of financial statements delivered by the Company pursuant to Clause 18.1 (Financial statements) shall be certified by an officer of the relevant company as fairly presenting its financial condition as at the closing date of the relevant financial year. 18.3.2 The Company shall procure that each set of financial statements of the Company delivered pursuant to Clause 18.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Company) deliver to the Agent: (A) a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Company’s Original Financial Statements were prepared; and (B) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Company’s Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 18.4 Information: miscellaneous The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): 18.4.1 promptly upon request of the Agent (acting reasonably), all documents dispatched by the Company to its creditors generally in their capacity as such at the same time as they are dispatched, excluding for the avoidance of doubt any information provided to holders of equity or instruments that may give access to equity in such capacity; 18.4.2 any information in respect of any event or circumstances that affect or would reasonably be expected to affect, the eligibility of the Loan to the French State Guarantee; 18.4.3 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Company or any Material Subsidiary, and which might reasonably be expected to have a Material Adverse Effect; 18.4.4 promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against the Company or any Material Subsidiary, and which might have a Material Adverse Effect; 18.4.5 promptly, upon becoming aware of them, evidence of any upgrade or downgrade of the corporate rating assigned by Moody's or S&P to Constellium SE; and

07/16927352_14 51 18.4.6 promptly upon request of the Agent (acting reasonably), such further information regarding the financial condition, business and operations of the Group which may have a material impact on the ability of the Company to perform its obligations under the Finance Documents. 18.5 Notification of default 18.5.1 The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 18.5.2 Promptly upon a request by the Agent, if the Agent has reasonable grounds for believing that a Default has occurred and is continuing, the Company shall supply to the Agent a certificate signed by an officer on its behalf certifying that, to the best of its knowledge, no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 18.6 Liquidity forecasts The Company shall supply to the Agent (in sufficient copies for all the Lenders): 18.6.1 on a monthly basis, except January and July of each year, indirect forecast by each French Subsidiary, which covers a monthly free cash flow projection until 31 December; 18.6.2 for each month for which no indirect forecast is submitted (i.e. January and July of each year), or when the horizon of the forecast is shorter than three months, the direct forecast for each French Subsidiary, which covers in and out flows for the next three months; and 18.6.3 on a monthly basis and with respect to Constellium SE only, a liquidity picture as at end of the previous month. 18.7 Direct electronic delivery by Company The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 30.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery. 18.8 “Know your customer” checks 18.8.1 If: (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (B) any change in the status of the Company (or of a Holding Company of the Company) after the date of this Agreement; or (C) a proposed transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such transfer, obliges the Agent or any Lender (or, in the case of paragraph (C) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (C) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (C) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all

07/16927352_14 52 applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 18.8.2 Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19. FINANCIAL COVENANTS 19.1 Leverage The Company shall ensure that, on each Testing Date, Leverage shall not exceed the ratio set out below: Testing Date Ratio 31 December 2020 Not tested 30 June 2021 6.5x 31 December 2021 5.00x 30 June 2022 4.50x 31 December 2022 4.25x 30 June 2023 4.0x 31 December 2023 4.0x 30 June 2024 4.0x 31 December 2024 4.0x 30 June 2025 4.0x 31 December 2025 4.0x 30 June 2026 4.0x 31 December 2026 4.0x 19.2 Interest Cover Ratio The Company shall procure that the Interest Cover Ratio (calculated on a last twelve month basis) is at least equal to 1.75x on 30 June 2021, 2.0x on 31 December 2021 and 30 June 2022, 2.5x on 31 December 2022 and 30 June 2023 and to 3.0x on any subsequent Testing Date. 20. GENERAL UNDERTAKINGS The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 20.1 Authorisations The Company shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance

07/16927352_14 53 Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 20.2 Compliance with laws The Company shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 20.3 Environmental compliance – Environmental Claims 20.3.1 The Company shall (and shall ensure that each Material Subsidiary will): (A) comply with all Environmental Law; (B) obtain, maintain and ensure compliance with all requisite Environmental Permits; (C) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 20.3.2 The Company shall promptly upon becoming aware of the same, inform the Agent in writing of: (A) any Environmental Claim against it or any Material Subsidiary which is current, pending or threatened; and (B) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any Material Subsidiary, where the claim has or is reasonably likely to have a Material Adverse Effect. 20.4 Sanctions, anti-money laundering and anti-corruption laws 20.4.1 The Company undertakes to comply with all Sanctions and shall not use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner or any other Person: (A) to fund any activities or business of or with a Person, or in a country or territory that, at the time of such funding, is a Sanctioned Person or a Sanctioned Country; or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, lender, hedge provider, facility or security agent or otherwise). 20.4.2 The Company undertakes to comply with all Anti-Corruption Regulations and shall not use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner, any other Person or in transactions that constitute or result in an act of corruption or of trafficking in influence. 20.4.3 Insofar as the Company is subject to the provisions of article 17 of Law n°2016- 1691 relating to transparency, anti-corruption and modernisation of the economy (loi relative à la transparence, à la lutte contre la corruption et à la modernisation de la vie économique), the Company undertakes that it has taken all reasonable measures and, in particular, has adopted and implemented appropriate procedures and codes of conduct with the objective of preventing any violation of such combatting corruption and trafficking in influence laws and regulations.

07/16927352_14 54 20.4.4 The Company undertakes to immediately notify the Lenders of: (A) any indictment or any equivalent measure for a violation of Anti- Corruption Regulations; (B) any conviction - whether it is in first or last instance - against the Company or anyone acting on his behalf for a violation of Anti-Corruption Regulations; (C) any designation in the publicly available lists of debarred entities of the following international organizations: World Bank, African Development Bank, Asian Development Bank, European Bank for Reconstruction and Development, and Inter-American Development Bank; (D) any signing of a transactional prosecution agreement for a violation of Anti-Corruption Regulations from the Company or anyone acting on his behalf. 20.4.5 The Company undertakes to comply with all Fight Against Money Laundering and Financing of Terrorism Regulations and shall not use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner, any other Person or in transactions that would contravene any of those regulations. 20.5 Negative pledge In this Clause 20.5, “Quasi-Security” means an arrangement or transaction described in Clause 20.5.2 below. Except as permitted under paragraph 20.5.3 below: 20.5.1 the Company shall not, and shall ensure that no Material Subsidiary will, create or permit to subsist any Security over any of its assets; and 20.5.2 the Company shall not, and shall ensure that no Material Subsidiary will: (A) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Company or any other Material Subsidiary; (B) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (C) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (D) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. 20.5.3 Clauses 20.5.1 and 20.5.2 above do not apply to any Security or (as the case may be) Quasi-Security which qualifies as Permitted Security or Permitted Transaction. 20.6 Disposals 20.6.1 Except as permitted under paragraph 20.6.2 below, the Company shall not, and shall ensure that no Material Subsidiary will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. 20.6.2 Clause 20.6.1 above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal or a Permitted Transaction.

07/16927352_14 55 20.7 Merger 20.7.1 Except as permitted under paragraph 20.7.2 below, the Company shall not, and shall ensure that no Material Subsidiary will, enter into any amalgamation, demerger, merger or corporate reconstruction. 20.7.2 Paragraph 20.7.1 above does not apply to any Permitted Transaction. 20.8 Acquisitions 20.8.1 Except as permitted under paragraph 20.8.2 below, the Company shall ensure that neither the Company nor any Material Subsidiary will: (A) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or (B) incorporate a company. 20.8.2 Paragraph 20.8.1 above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is: (A) a Permitted Acquisition; (B) a Permitted Share Issue; (C) a Permitted Joint Venture; or (D) a Permitted Transaction. 20.9 Joint ventures 20.9.1 Except as permitted under paragraph 20.9.2 below, the Company shall not (and shall ensure that no Material Subsidiary will): (A) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or (B) transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing). 20.9.2 Paragraph 20.9.1 above does not apply to any transaction which is a Permitted Acquisition, a Permitted Disposal, a Permitted Loan, a Permitted Transaction or a Permitted Joint Venture. 20.10 Taxation 20.10.1 The Company shall (and shall ensure that each Material Subsidiary will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (A) such payment is being contested in good faith; (B) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 18.1 (Financial statements); and (C) such payment can be lawfully withheld. 20.10.2 Neither the Company nor any Material Subsidiary may change its residence for Tax purposes. 20.11 Change of business The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

07/16927352_14 56 20.12 Pari passu ranking The Company shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 20.13 Loans or credit 20.13.1 Except as permitted under paragraph 20.13.2 below, the Company shall not (and shall ensure that no Material Subsidiary) be a creditor in respect of any Financial Indebtedness. 20.13.2 Paragraph 20.13.1 above does not apply to: (A) a Permitted Loan; or (B) a Permitted Transaction. 20.14 No guarantees or indemnities 20.14.1 Except as permitted under paragraph 20.14.2 below, the Company shall not (and shall ensure that no Material Subsidiary will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person. 20.14.2 Paragraph 20.14.1 does not apply to a guarantee which is: (A) a Permitted Guarantee; or (B) a Permitted Transaction. 20.15 Financial Indebtedness 20.15.1 Except as permitted under paragraph 20.15.2 below, the Company shall not (and shall ensure that no Material Subsidiary will) incur or allow to remain outstanding any Financial Indebtedness. 20.15.2 Paragraph 20.15.1 above does not apply to Financial Indebtedness which is: (A) Permitted Financial Indebtedness; or (B) a Permitted Transaction. 20.16 Insurance 20.16.1 The Company shall (and shall ensure that each Material Subsidiary will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. 20.16.2 All insurances must be with reputable independent insurance companies or underwriters. 20.17 Access If an Event of Default is continuing or the Agent reasonably suspects an Event of Default is continuing or may occur the Company shall, and shall ensure that each Material Subsidiary will, (not more than once in every financial year unless the Agent suspects and Event of Default is continuing or may occur)) permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Company to (i) the premises, assets, books, accounts and records of each Material Subsidiary and (ii) meet and discuss matters with key managers of the Company.

07/16927352_14 57 20.18 Intellectual Property The Company shall (and shall procure that each Material Subsidiary will): 20.18.1 preserve and maintain the subsistence and validity of the Intellectual Property necessary for its business and where failure to do so would reasonably be expected to have a Material Adverse Effect; 20.18.2 use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property which is required to conduct its business and where failure to do so would reasonably be expected to have a Material Adverse Effect; 20.18.3 make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property which is required to conduct its business in full force and effect and record its interest in that Intellectual Property where failure to do so would reasonably be expected to have a Material Adverse Effect; 20.18.4 not use or permit the Intellectual Property necessary for its business to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of that Intellectual Property or imperil its right to use such property where failure to do so would reasonably be expected to have a Material Adverse Effect; and 20.18.5 not discontinue the use of the Intellectual Property necessary for its business and where failure to do so would reasonably be expected to have a Material Adverse Effect. 20.19 Treasury Transactions The Company shall not (and will procure that no Material Subsidiary will) enter into any Treasury Transaction, other than: 20.19.1 Treasury Transactions entered into for the purposes of hedging exchange rate liabilities in respect of any amount outstanding under any Permitted Financial Indebtedness which is not denominated in euro (including, without limitation, both the interest and principal liabilities) and any arrangement replacing or extending such Treasury Transactions on terms permitted by the Finance Documents); 20.19.2 Treasury Transactions entered into for the purposes of hedging interest rate liabilities under any Permitted Financial Indebtedness with a floating interest rate and any arrangement replacing or extending such Treasury Transactions on terms permitted by the Finance Documents; and 20.19.3 any Treasury Transaction arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes. 20.20 Further assurance 20.20.1 The Company shall (and shall procure that each Subsidiary will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (A) to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; (B) to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of the Company located in any jurisdiction

07/16927352_14 58 equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or (C) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. 20.20.2 The Company shall (and shall procure that each Subsidiary will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 21. EVENTS OF DEFAULT Each of the events or circumstances set out in this Clause 21 is an Event of Default (save for Clause 21.18 (Acceleration). 21.1 Non-payment The Company does not pay on the due date any amount payable pursuant to a Finance Document (except an amount the non-payment of which requires the Company to make a prepayment under Clause 7.12 (Mandatory prepayment and cancellation in relation to a single Lender) at the place and in the currency in which it is expressed to be payable unless: 21.1.1 its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and 21.1.2 payment is made within five Business Days of its due date. 21.2 Financial covenants 21.2.1 Any requirement of Clause 19 (Financial Covenants) is not satisfied. 21.2.2 If the financial covenant set out in Clause 19 (Financial Covenants) has been breached, but is complied with when tested in the next Testing Date (the “Second Period”), then, the prior breach of such financial covenant or any Event of Default arising therefrom shall no longer be outstanding or continuing for the purposes of the Finance Documents unless the Agent has taken any action referred to in Clause 21.18 (Acceleration) before delivery of the Compliance Certificate in respect of the Second Period. 21.3 Other obligations 21.3.1 The Company does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)). 21.3.2 No Event of Default under Clause 21.3.1 above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply. 21.4 Misrepresentation 21.4.1 Any representation or statement made or deemed to be made by the Company in the Finance Documents or any other document delivered by or on behalf of the Company under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. 21.4.2 No Event of Default under Clause 21.4.1 above will occur if the misrepresentation is capable of remedy and is remedied within ten Business Days of the earlier of

07/16927352_14 59 (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply. 21.5 Cross default 21.5.1 Any Financial Indebtedness of Constellium SE, the Company or any Material Subsidiary is not paid when due nor within any originally applicable grace period. 21.5.2 Any Financial Indebtedness of Constellium SE, the Company or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) other than with respect to any Financial Indebtedness arising under a Treasury Transaction. 21.5.3 Any commitment for any Financial Indebtedness of Constellium SE, the Company or any Material Subsidiary is cancelled or suspended by a creditor as a result of an event of default (however described). 21.5.4 Any creditor of Constellium SE, the Company or any Material Subsidiary becomes entitled to declare any Financial Indebtedness of such relevant person due and payable prior to its specified maturity as a result of an event of default (however described). 21.5.5 No Event of Default will occur under this Clause 21.5 if (i) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 21.5.1 to 21.5.4 above is less than €50,000,000 (or its equivalent in any other currency or currencies); or (ii) in relation to Financial Indebtedness owed by a member of the Group to another member of the Group or to Constellium SE. 21.6 Insolvency 21.6.1 Constellium SE, the Company or any Material Subsidiary: (A) is unable or admits inability to pay its debts as they fall due; (B) suspends making payments on any of its debts; or (C) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its Financial Indebtedness, unless in the case of (A) and (B) above, it is in relation to Financial Indebtedness the principal amount of which does not exceed € 50,000,000 (or its equivalent in any other currency or currencies). 21.6.2 Constellium SE, the Company or a Material Subsidiary which conducts business in France is in a state of cessation des paiements, or becomes insolvent for the purpose of any insolvency law. 21.6.3 A moratorium is declared in respect of any indebtedness of Constellium SE, the Company or a Material Subsidiary. 21.7 Insolvency proceedings 21.7.1 Any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) the suspension of payments or a moratorium of any Financial Indebtedness in respect of Constellium SE, the Company or a Material Subsidiary unless it is in relation to Financial Indebtedness the principal amount of which does not exceed €50,000,000 (or its equivalent in any other currency or currencies); (B) dissolution, the opening of proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée and sauvegarde financière accélérée), redressement judiciaire or liquidation judiciaire or

07/16927352_14 60 reorganisation (in the context of a mandat ad hoc or of a conciliation or otherwise) in respect of Constellium SE, the Company or a Material Subsidiary other than a solvent liquidation or reorganisation of any such person; (C) a composition, compromise, assignment or arrangement with any creditor of Constellium SE, the Company or a Material Subsidiary unless it is in relation to Financial Indebtedness the principal amount of which does not exceed €50,000,000 (or its equivalent in any other currency or currencies); (D) the appointment of a liquidator (other than in respect of a solvent liquidation of Constellium SE, the Company or a Material Subsidiary) receiver, administrator, administrative receiver, provisional administrator, mandataire ad hoc, conciliateur or other similar officer in respect of Constellium SE, the Company or a Material Subsidiary or any of its assets; (E) the enforcement of any Security over any assets of Company or Constellium SE, the Company or a Material Subsidiary, 21.7.2 Constellium SE, the Company or a Material Subsidiary applies for mandat ad hoc or conciliation in accordance with articles L.611-3 to L.611-15 of the French Code de commerce. 21.7.3 A judgement opening proceedings for sauvegarde (including, for the avoidance of doubt, sauvegarde accélérée and sauvegarde financière accélérée), redressement judiciaire or liquidation judiciaire or ordering a cession totale ou partielle de l'entreprise is entered in relation to Constellium SE, the Company or a Material Subsidiary under articles L.620-1 to L.670-8 of the French Code de commerce. 21.7.4 Any procedure, judgment or step is taken in any jurisdiction which has effects similar to those referred to in Clauses 21.7.1, 21.7.2 and 21.7.3 above. 21.7.5 This Clause 21.7 shall not apply to any redressement judiciaire or liquidation judiciaire petition which is frivolous or vexatious and is discharged, stayed or dismissed within twenty days of commencement. 21.8 Creditors' process Any of the enforcement proceedings provided for in the French Code des Procédures Civiles d'Exécution, or any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Company or a Material Subsidiary having an aggregate value of €5,000,000 and is not discharged within 45 days days, provided that if during that timeframe the Company demonstrates to the Agent in a manner satisfactory to the Agent that such seizure or attachment is unjustified, this shall not constitute an Event of Default. 21.9 Unlawfulness and invalidity 21.9.1 It is or becomes unlawful for the Company or Constellium France Holdco to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective and this could reasonably be expected to materially adversely affect the interests of the Finance Parties under the Finance Documents. 21.9.2 Any obligation or obligations of the Company or of Constellium France Holdco under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents. 21.9.3 Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged

07/16927352_14 61 by a party to it (other than a Finance Party) to be ineffective and this, could reasonably be expected to materially adversely affect the interests of the Finance Parties under the Finance Documents. 21.10 Cessation of business The Company or any Material Subsidiary suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or part of its business other than as a result of a Permitted Transaction or a Permitted Disposal and unless such suspension of business lasts less than 90 days. 21.11 Audit qualification Constellium SE's or the Company's statutory auditors qualify their respective audited annual (consolidated as the case may be) financial statements to the extent such reservation reflects serious deficiencies in accounting (which excludes any observation in the auditor's report in connection with the implementation of new accounting standards or with major accounting estimates that would trigger going concern issues (as defined in the relevant Accounting Principles)). 21.12 Expropriation The authority or ability of the Company or any Material Subsidiary to conduct its business is limited or wholly or substantially curtailed by any seizure expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Company or any Material Subsidiary or any of its assets. 21.13 Litigation Any action, suit or proceeding is pending against or affecting the Company or any of its Material Subsidiary, in or before any judicial or administrative court, arbitrator or regulatory authority to the extent that it is reasonably expected to have a Material Adverse Effect. 21.14 Material Adverse Effect Any event or circumstance occurs which has a Material Adverse Effect. 21.15 Dividends 21.15.1 Constellium SE makes any dividend distribution (whether in the form of dividends, interim dividends or distribution of reserves) to its shareholders during the financial year ending 31 December 2020 which is not a Permitted Payment. 21.15.2 The Company makes any dividend distribution (whether in the form of dividends, interim dividends or distribution of reserves) or otherwise makes a payment to Constellium SE which is not a Permitted Payment. 21.16 French State Guarantee The Lenders lose the benefit of the French State Guarantee other than as a result of an action or omission of the Lenders. 21.17 Debt Capital Market Issue If Constellium SE makes any Debt Capital Markets Issue after the Initial Termination Date, Constellium SE fails to apply (through the Company) the net proceeds of any such issue in priority towards the voluntary prepayment of the Loan in accordance with the terms of this Agreement. 21.18 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may without mise en demeure or any other judicial or extra judicial step, and shall if

07/16927352_14 62 so directed by the Majority Lenders, by notice to the Company but subject to the mandatory provisions of articles L.611-16 and L.620-1 to L.670-8 of the French Code de commerce: 21.18.1 cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation; 21.18.2 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable. Section 8 CHANGES TO PARTIES 22. CHANGES TO THE LENDERS 22.1 Transfers by the Lenders 22.1.1 Subject to this Clause 22, a Lender (the “Existing Lender”) may transfer any of its rights (including such as relate to that Lender's participation in each Loan) and/or obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). 22.1.2 The consent of the Finance Parties is hereby given to a transfer by an Existing Lender to a New Lender. 22.2 Company consent 22.2.1 The consent of the Company is required for a transfer by an Existing Lender, provided that the Company hereby consents to a transfer: (A) to another Lender or an Affiliate of any Lender; or (B) made at a time when an Event of Default is continuing. 22.2.2 Notwithstanding the above, no transfer, sub-participation or subcontracting in relation to a Utilisation by and/or Commitment to the Company may be effected to a New Lender incorporated or acting through the Facility Office situated in a Non- Cooperative Jurisdiction without the prior consent of the Company. In case of a transfer of obligations, the New Lender shall be a credit institution duly authorised to lend in France in accordance with French law. 22.2.3 The consent of the Company to a transfer must not be unreasonably withheld or delayed. Provided that, during such period of time, the Company has been provided with (i) the name of the New Lender, (ii) its place of incorporation, (iii) its rating and (iv) the list of sanctions laws or regulations applicable to the New Lender, the Company will be deemed to have given its consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. 22.2.4 The consent of the Company to a transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. 22.3 Other conditions of transfer 22.3.1 Subject to any applicable laws and regulations regarding procedures for specific transfer, a transfer will only be effective if the procedure set out in Clause 22.6 (Procedure for transfer) is complied with.

07/16927352_14 63 22.3.2 If: (A) a Lender transfers any of its rights and/or obligations under the Finance Documents or changes its Facility Office; and (B) as a result of circumstances existing at the date the transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the transfer or change had not occurred. This Clause 22.3.2 shall not apply in respect of a transfer made in the ordinary course of the primary syndication of any Facility. 22.3.3 Each New Lender, by executing the relevant Transfer Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer becomes effective and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 22.4 Transfer fee The New Lender shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of €3,000. 22.5 Limitation of responsibility of Existing Lenders 22.5.1 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (A) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (B) the financial condition of the Company; (C) the performance and observance by the Company of its obligations under the Finance Documents or any other documents; (D) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document; or (E) the existence of any transferred rights or receivables or their accessories including without limitation as to the transfer or the continued benefit of the French State Guarantee with respect thereto, and any representations or warranties implied by law are excluded. 22.5.2 Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (A) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (B) will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

07/16927352_14 64 22.5.3 Nothing in any Finance Document obliges an Existing Lender to: (A) accept a re-transfer from a New Lender of any of the rights and obligations transferred under this Clause 22; or (B) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company of its obligations under the Finance Documents or otherwise. 22.6 Procedure for transfer 22.6.1 Subject to the conditions set out in Clause 22.2 (Company consent) and Clause 22.3 (Other conditions of transfer) and subject to any applicable laws and regulations regarding procedures for specific transfer, a transfer of rights and/or obligations is effected as against the Existing Lender, the New Lender, the Agent and the other Finance Parties in accordance with Clause 22.6.3 below when the Agent executes an otherwise duly completed Transfer Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 22.6.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Agreement. 22.6.2 The Agent shall only be obliged to execute a Transfer Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. 22.6.3 Subject to Clause 22.9 (Pro rata interest settlement), as from the Transfer Date: (A) to the extent that in the Transfer Agreement the Existing Lender seeks to transfer its rights and its obligations under the Finance Documents, the Existing Lender shall be discharged to the extent provided for in the Transfer Agreement from further obligations towards the Company and the other Finance Parties under the Finance Documents and the Company and the other Finance Parties hereby consent to such discharge; (B) the rights and/or obligations of the Existing Lender with respect to the Company shall be transferred to the New Lender, to the extent provided for in the Transfer Agreement; (C) the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have had had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (D) the New Lender shall become a Party as a “Lender”. 22.7 Copy of Transfer Agreement to Company The Agent shall, as soon as reasonably practicable after it has executed a Transfer Agreement, send to the Company a copy of that Transfer Agreement.

07/16927352_14 65 22.8 Security over Lenders' rights 22.8.1 In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Company, at any time transfer, charge, pledge or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (A) any transfer, charge, pledge or other Security to secure obligations to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) including, without limitation, any transfer of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank); and (B) any transfer, charge, pledge or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such transfer, charge, pledge or Security shall: (1) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant transfer, charge, pledge or Security for the Lender as a party to any of the Finance Documents; or (2) require any payments to be made by the Company other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 22.8.2 The limitations on transfers by a Lender set out in any Finance Document, in particular in Clause 22.1 (Transfers by the Lenders), Clause 22.2 (Company consent) and Clause 22.4 (Transfer fee) shall not apply to the creation of Security pursuant to paragraph 22.8.1 above. 22.8.3 The limitations and provisions referred to in paragraph 22.8.2 above shall further not apply to any transfer of rights under the Finance Documents or of the securities issued by the special purpose vehicle, made by a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement of Security created pursuant to paragraph 22.8.1 above. 22.9 Pro rata interest settlement 22.9.1 If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 22.6 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (A) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (B) the rights transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

07/16927352_14 66 (1) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (2) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.9, have been payable to it on that date, but after deduction of the Accrued Amounts. 22.9.2 In this Clause 22.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.] 22.9.3 An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 22.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 23. TRANSFERS BY THE COMPANY The Company may not transfer any of its rights and/or obligations under the Finance Documents. Section 9 THE FINANCE PARTIES 24. ROLE OF THE AGENT AND THE REFERENCE BANKS 24.1 Appointment of the Agent 24.1.1 Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. 24.1.2 Each of the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 24.1.3 Subject to the provisions of paragraph 24.1.5 below, the Agent will exercise (acting upon the instructions of the Lenders) any rights, powers, authorities and discretions in relation to the French State Guarantee. 24.1.4 If the French State Guarantee is called upon, and for the sole purpose of the French State Guarantee, the participation of each Lender in the Loan will be deemed to constitute a separate loan. 24.1.5 If the Agent, acting reasonably, considers that any action required under this Agreement on behalf of the Lenders in respect of the French State Guarantee (including in particular any payment to be made in connection therewith or any call (whether partial or total) to be made thereunder) conflict with, or are not required under, the general terms (conditions générales) applicable to the French State Guarantee: (i) the Agent shall inform the Lenders of the same promptly, and (ii) each relevant Lender shall perform such action directly in its own name and on its own behalf. 24.1.6 The Lenders agree to hold the Agent harmless if it chooses to exercise its right under paragraph 24.1.5 above, save in the case of gross negligence or wilful misconduct. 24.2 Instructions 24.2.1 The Agent shall:

07/16927352_14 67 (A) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (1) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (2) in all other cases, the Majority Lenders; and (B) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph 24.2.1(A) above. 24.2.2 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. 24.2.3 Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. 24.2.4 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. 24.2.5 In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. 24.2.6 The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 24.3 Duties of the Agent 24.3.1 The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. 24.3.2 Subject to Clause 24.3.3 below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. 24.3.3 Without prejudice to Clause 22.7 (Copy of Transfer Agreement to Company), Clause 24.3.1 above shall not apply to any Transfer Agreement. 24.3.4 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. 24.3.5 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. 24.3.6 If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Coordinator ) under this Agreement it shall promptly notify the other Finance Parties.

07/16927352_14 68 24.3.7 The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 24.4 Role of the Coordinator Except as specifically provided in the Finance Documents, the Coordinator has no obligations of any kind to any other Party under or in connection with any Finance Document. 24.5 No fiduciary duties 24.5.1 Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person. 24.5.2 The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 24.6 Business with the Group The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 24.7 Rights and discretions 24.7.1 The Agent may: (A) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (B) assume that: (1) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (2) unless it has received notice of revocation, that those instructions have not been revoked; and (C) rely on a certificate from any person: (1) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (2) to the effect that such person approves of any particular dealing, transaction, step, action or thing, (3) as sufficient evidence that that is the case and, in the case of paragraph 24.7.1(C)(1) above, may assume the truth and accuracy of that certificate. 24.7.2 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (A) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); (B) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (C) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of the Company. 24.7.3 The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. 24.7.4 Without prejudice to the generality of paragraph 24.7.3 above or paragraph 24.7.5 below, the Agent may at any time engage and pay for the services of any

07/16927352_14 69 lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. 24.7.5 The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying, unless directly caused by its gross negligence or wilful misconduct. 24.7.6 The Agent may act in relation to the Finance Documents through its officers, employees and agents. 24.7.7 Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. 24.7.8 Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 24.7.9 Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 24.8 Responsibility for documentation The Agent is not responsible or liable for: 24.8.1 the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Company or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or 24.8.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or 24.8.3 any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 24.9 No duty to monitor The Agent shall not be bound to enquire: 24.9.1 whether or not any Default has occurred; 24.9.2 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or 24.9.3 whether any other event specified in any Finance Document has occurred. 24.10 Exclusion of liability 24.10.1 Without limiting paragraph 24.10.3 below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

07/16927352_14 70 (A) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (B) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of gross negligence or wilful misconduct; or (C) without prejudice to the generality of paragraphs 24.10.1(A) and 24.10.1(B) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of: (1) any act, event or circumstance not reasonably within its control; or (2) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. 24.10.2 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph 24.10.2. 24.10.3 The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. 24.10.4 Nothing in this Agreement shall oblige the Agent to carry out: (A) any “know your customer” or other checks in relation to any person; or (B) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Coordinator. 24.10.5 Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any

07/16927352_14 71 time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, and business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 24.11 Lenders' indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Company pursuant to a Finance Document). 24.12 Resignation of the Agent 24.12.1 The Agent may resign and appoint one of its Affiliates acting through an office in France as successor by giving notice to the Lenders and the Company. 24.12.2 Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent, which shall not be incorporated or acting through an office situated in a Non-Cooperative Jurisdiction. 24.12.3 The Company may, on no less than 30 days' prior notice to the Agent, require the Lenders to replace the Agent and appoint a replacement Agent if any amount payable under a Finance Document by the Company established in France becomes not deductible from the Company’s taxable income for French tax purposes by reason of that amount (i) being paid or accrued to an Agent incorporated or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of that Agent in a financial institution situated in a Non-Cooperative Jurisdiction. In this case, the Agent shall resign and a replacement Agent shall be appointed by the Majority Lenders (after consultation with the Company) within 30 days after notice of replacement was given. 24.12.4 If the Majority Lenders have not appointed a successor Agent in accordance with Clause 24.12.2 above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in France). 24.12.5 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph 24.12.4 above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 24 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. 24.12.6 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as

07/16927352_14 72 Agent under the Finance Documents. The Company shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. 24.12.7 The Agent's resignation notice shall only take effect upon the appointment of a successor. 24.12.8 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph 24.12.6 above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 24.12.9 After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with Clause 24.12.2 above. In this event, the Agent shall resign in accordance with Clause 24.12.2 above. 24.12.10 The Agent shall resign in accordance with paragraph 24.12.2 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph 24.12.4 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (A) the Agent fails to respond to a request under Clause 12.8 (FATCA information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (B) the information supplied by the Agent pursuant to Clause 12.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (C) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign. 24.13 Confidentiality 24.13.1 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. 24.13.2 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 24.14 Relationship with the Lenders 24.14.1 Subject to Clause 22.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (A) entitled to or liable for any payment due under any Finance Document on that day; and

07/16927352_14 73 (B) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement. 24.14.2 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and Clause 30.5.1(B) of Clause 30.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 24.15 Credit appraisal by the Lenders Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: 24.15.1 the financial condition, status and nature of each member of the Group; 24.15.2 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; 24.15.3 whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and 24.15.4 the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 24.16 Agent's management time Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 24.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees). 24.17 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the

07/16927352_14 74 Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 24.18 Role of Reference Banks 24.18.1 No Reference Bank is under any obligation to provide a quotation or any other information to the Agent. 24.18.2 No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct. 24.18.3 No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 24.18. 25. ROLE OF THE SECURITY AGENT 25.1 Appointment 25.1.1 Each of the Finance Parties (other than the Security Agent): (A) irrevocably appoints the Security Agent to act as security agent pursuant to articles 1984 et seq. of the French Code civil in respect of the Security Documents; (B) irrevocably authorises the Security Agent acting without limitation and notwithstanding any other rights conferred upon the Security Agent under this Agreement to: (1) execute, in its name and for the benefit of each other Secured Party, each Security Document and all notices, acknowledgements or other documents to be signed by all beneficiaries under any of the Security Documents; (2) manage and enforce the Transaction Security, and to this end sign any document or deed or initiate any procedure to this effect in accordance with the provisions of this Agreement and the Security Documents; (3) take any action and exercise all the rights and prerogatives expressly granted to it by the Finance Parties under this Agreement and the Security Documents; (4) take any measure of publicity or any protective measure, carry out any other formality necessary for the validity and enforceability of the Transaction Security and, more generally, take any necessary measure to preserve the rights of the Finance Parties under the Transaction Security; and (5) fully and irrevocably release (i) a Transaction Security after full repayment and payment of all sums due in respect of the obligations secured by such Transaction Security and (ii) any Transaction Security the release of which is authorised in accordance with the relevant Security Documents or this Agreement, subject to compliance with the conditions referred to in the relevant Security Documents, which the relevant Finance Parties already accept. 25.1.2 The Security Agent's mission will be of a purely technical and administrative nature.

07/16927352_14 75 25.1.3 Notwithstanding the provisions of paragraph 1 of article 1161 of the French Civil Code, each of the Finance Parties authorises the Security Agent to act in its own name and in the name and on behalf of each of the Finance Parties. 25.2 Discretionary rights and powers of the Security Agent 25.2.1 The Security Agent may legitimately rely on: (A) any declaration, notification or document that reasonably appears to it to be authentic, accurate and duly authorised; and (B) any statement made by an administrator, an authorised representative or an agent of a person on matters of which it may reasonably assume that such person is aware or is able to verify the accuracy of the statement. 25.2.2 The Security Agent may legitimately assume, unless otherwise notified, that a right, prerogative or power belonging to a Party or to the Majority Lenders has not been exercised. 25.2.3 The Security Agent may hire and remunerate legal counsel, accountants, analysts and other experts, rely on their advices and rely on the results of their services. 25.2.4 The Security Agent may act through its agents or representatives. 25.2.5 The Security Agent may disclose to any other Party any information that it reasonably considers it has received as agent (mandataire) under this Agreement. 25.3 Exclusion of liability 25.3.1 Without prejudice to the provisions of Clause 25.3.2. below, the Security Agent shall not be held liable for acts performed pursuant to this Agreement and the Security Documents, or relating thereto, except in the event of its gross negligence or fraud. 25.3.2 No Party may invoke the liability of any corporate officer, agent or representative of the Security Agent in connection with the incurrence of the Security Agent's liability or for any act or omission in connection with this Agreement and the Security Documents. These persons may avail themselves of the provisions of this Clause. 25.3.3 The Security Agent is not liable for any delay in crediting an account of any amount to be paid by it under this Agreement (or any consequences that may result from such delay) if it has carried out all the necessary steps, within reasonable delays, to comply with the regulations and operational procedures of any reputable payment or settlement system. 25.3.4 The Security Agent is not responsible for: (A) the accuracy or completeness of the oral or written information received from the Company or any other person regarding the Security Documents, and transmitted by the Security Agent; or (B) the legality, validity, adequacy or possibility of enforcing the rights arising from the Security Documents or any other agreement or document relating to or prepared for the signature or execution of the Security Documents. 25.3.5 In no circumstances shall the Security Agent be held liable in respect of any act or omission performed in accordance with instructions given to it. 25.3.6 Notwithstanding any provision to the contrary in this Agreement, the Security Agent shall have no obligation to do anything or refrain from doing anything if it may result in a breach of any law, regulation or confidentiality obligation or undertaking.

07/16927352_14 76 25.4 Indemnity to the Security Agent Within three (3) Business Days of a request to this effect from the Security Agent, the Finance Parties shall indemnify the Security Agent for all reasonable and justified expenses, losses and liabilities incurred by it in connection with the performance of its mandate as Security Agent (subject to the delivery by the Security Agent of the supporting documents relating thereto), except in the event of gross negligence or fraud by the Security and unless the Security Agent has already been reimbursed by the Company in accordance with the provisions of the Security Documents or this Agreement. 25.5 Instructions to the Security Agent 25.5.1 Unless expressly provided otherwise, the Security Agent shall exercise its mandate in compliance with the instructions of the other Finance Parties. The Security Agent shall also refrain from exercising any right or power given to it in the event of receipt of an instruction from the Instructing Group to that effect. 25.5.2 As long as it has not received the guarantees that it may request to indemnify it for any costs, losses and liabilities (plus any VAT which may be due) that it may incur by complying with the instructions of the Finance Parties, the Security Agent shall be entitled to refrain from executing such instructions. 25.6 Resignation of the Security Agent 25.6.1 The Security Agent may, with reasonable prior notice to the Finance Parties, resign and substitute to it any entity of the group of the Security Agent acting through its agency located in France. 25.6.2 The Security Agent may also inform the Finance Parties of its intention to resign without appointing a successor, in which case the Majority Lenders may appoint its successor by mutual agreement. 25.6.3 If, within thirty (30) calendar days after the Security Agent has informed the Finance Parties of its intention to resign, the Majority Lenders have not appointed a successor in accordance with Clause 25.6.2 above, the resigning Security Agent may appoint the new Security Agent (which shall exercise its functions through its agency located in France). 25.6.4 The resigning Security Agent shall make available to its successor, at its own costs, all documents, books and records and shall provide it with all assistance that its successor may reasonably request for the purpose of performing its functions as Security Agent under this Agreement and the Security Documents. 25.6.5 The resignation of the Security Agent shall take effect only from the appointment of its successor and the accession of such successor, as new Security Agent, to this Agreement. 25.6.6 The Majority Lenders may request, by a common decision, that the Security Agent resigns in compliance with the conditions set out in Article 25.6.1 above. The Security Agent, once informed of such decision of the Majority Lenders, shall resign in compliance with the conditions set out in Clause 25.6.1; provided that, in that case, the costs referred to in Article 25.6.4 shall be borne by the Finance Parties. 25.7 Termination of the mandate of the Security Agent As from the date on which all obligations secured by the Security Documents will be fully and irrevocably discharged in accordance with the terms of such Security Documents, the mandate of the Security Agent under this Agreement shall automatically terminate. 25.8 Analysis by each Finance Party 25.8.1 Without prejudice to the Company’s responsibility for the information provided by it or on its behalf in connection with the preparation and negotiation of the

07/16927352_14 77 Finance Documents, each of the Finance Parties confirms to the Security Agent that it has carried out its own analysis, under its own responsibility, independently and for its own account, of the risks resulting from the Finance Documents, in particular with regard to: 25.8.2 the financial situation, status and features of the members of the Group; 25.8.3 the legality, validity, adequacy and enforceability of the rights arising from the Security Documents, this Agreement and any other deed or document relating to or prepared for the signature of the Security Documents; 25.8.4 the remedies and rights, including their nature and scope, that the Finance Parties may have against the Company or any of its assets under the Security Documents, the transactions envisaged thereunder or the other agreements or documents relating to or prepared for the signature of the Security Documents and this Agreement; and 25.8.5 the adequacy, accuracy and/or exhaustiveness of the information provided by the Security Agent, a Party or another person in connection with the Security Documents, the transactions arranged thereby or any other agreement or document relating to or prepared for the signature of the Security Documents. 26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES 26.1 No provision of this Agreement will: 26.1.1 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; 26.1.2 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or 26.1.3 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 26.2 Any Lender is entitled to exercise any of its rights and discretion under the Finance Documents through any agent (including any entity appointed to act as servicer on its behalf). 27. SHARING AMONG THE FINANCE PARTIES 27.1 Payments to Finance Parties If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Company other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then such Recovering Finance Party shall be deemed to have been substituted for the Agent for purposes of receiving or recovering a Sharing Payment (as defined below) and: 27.1.1 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; 27.1.2 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and 27.1.3 the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

07/16927352_14 78 27.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.5 (Partial payments) towards the obligations of the Company to the Sharing Finance Parties. 27.3 Recovering Finance Party's rights On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Company, as between the Company and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Company to the Recovering Finance Party. 27.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: 27.4.1 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and 27.4.2 as between the Company and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Company to the relevant Sharing Finance Party. 27.5 Exceptions 27.5.1 This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Company. 27.5.2 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (A) it notified that other Finance Party of the legal or arbitration proceedings; and (B) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. Section 10 ADMINISTRATION 28. PAYMENT MECHANICS 28.1 Payments to the Agent 28.1.1 On each date on which the Company or a Lender is required to make a payment under a Finance Document, the Company or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

07/16927352_14 79 28.1.2 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent), other than a Non-Cooperative Jurisdiction, and with such bank as the Agent, in each case specifies. 28.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to the Company) and Clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London as specified by that Party), other than a Non-Cooperative Jurisdiction. 28.3 Distributions to the Company The Agent may (with the consent of the Company or in accordance with Clause 29 (Set- off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 28.4 Clawback 28.4.1 Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. 28.4.2 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 28.5 Partial payments 28.5.1 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Agent shall apply that payment towards the obligations of the Company under the Finance Documents in the following order: (A) first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents; (B) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (C) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (D) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. 28.5.2 The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 28.5.1(B) to 28.5.1(D) above. 28.5.3 Clauses 28.5.1 and 28.5.2 above will override any appropriation made by the Company.

07/16927352_14 80 28.6 No set-off by the Company All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 28.7 Business Days 28.7.1 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). 28.7.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 28.8 Currency of account 28.8.1 Subject to Clauses 28.8.2 and 28.8.5 below, euro is the currency of account and payment for any sum due from the Company under any Finance Document. 28.8.2 A repayment of the Loan or Unpaid Sum or a part of the Loan or Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. 28.8.3 Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. 28.8.4 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. 28.8.5 Any amount expressed to be payable in a currency other than euro shall be paid in that other currency. 28.9 Change of currency 28.9.1 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (A) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and (B) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). 28.9.2 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 28.10 Disruption to Payment Systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred: 28.10.1 the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

07/16927352_14 81 28.10.2 the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in Clause 28.10.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; 28.10.3 the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 28.10.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; 28.10.4 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers); 28.10.5 the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.10; and 28.10.6 the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 28.10.4 above. 29. SET-OFF A Finance Party may set off any matured obligation due from the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company under the Finance Documents, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 30. NOTICES 30.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 30.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: 30.2.1 in the case of the Company, that identified with its name below; 30.2.2 in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and 30.2.3 in the case of the Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice. 30.3 Delivery 30.3.1 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (A) if by way of fax, when received in legible form; or

07/16927352_14 82 (B) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer. 30.3.2 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). 30.3.3 All notices from or to the Company shall be sent through the Agent. 30.3.4 Any communication or document which becomes effective, in accordance with paragraphs 30.3.1 to 30.3.3 above, after 5.00 p. m. in the place of receipt shall be deemed only to become effective on the following day. 30.4 Notification of address and fax number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 30.5 Electronic communication 30.5.1 Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (A) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (B) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. 30.5.2 Any such electronic communication or delivery as specified in paragraph 30.5.1 above to be made between the Company and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. 30.5.3 Any such electronic communication or document as specified in paragraph 30.5.1 above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. 30.5.4 Any electronic communication or document which becomes effective, in accordance with paragraph 30.5.3 above, after 5.00 p. m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. 30.5.5 Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 30.5. 30.6 English language 30.6.1 Any notice given under or in connection with any Finance Document must be in English.

07/16927352_14 83 30.6.2 All other documents provided under or in connection with any Finance Document must be: (A) in English; or (B) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 31. CALCULATIONS AND CERTIFICATES 31.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 31.2 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 31.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 32. PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 33. REMEDIES, WAIVERS AND HARDSHIP 33.1 Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and, subject to Clause 33.2 (No hardship), not exclusive of any rights or remedies provided by law. 33.2 No hardship Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Finance Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil. 34. AMENDMENTS AND WAIVERS 34.1 Required consents 34.1.1 Subject to Clause 34.2 (All Lender matters

07/16927352_14 84 34.1.2 ) and Clause 34.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties. 34.1.3 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34. 34.1.4 Paragraph 22.9.3 of Clause 22.9 (Pro rata interest settlement) shall apply to this Clause 34. 34.2 All Lender matters Subject to Clause 34.4 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: 34.2.1 the definition of “Majority Lenders” in Clause 1.1 (Definitions); 34.2.2 an extension to the date of payment of any amount under the Finance Documents; 34.2.3 a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; 34.2.4 a change in currency of payment of any amount under the Finance Documents; 34.2.5 an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; 34.2.6 the nature or scope of the French State Guarantee; 34.2.7 any provision which expressly requires the consent of all the Lenders; 34.2.8 the events or circumstances specified in Clause 21 (Events of Default) or the terms thereof (provided that, for the avoidance of doubt, any waiver of an Event of Default remains a decision of the Majority Lenders); or 34.2.9 Clause 2.2 (Finance Parties' rights and obligations), Clause 7.1 (Illegality), Clause 22 (Changes to the Lenders), this Clause 34, Clause 39 (Governing Law) or Clause 40 (Jurisdiction), shall not be made without the prior consent of all the Lenders. 34.3 Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Agent or that Reference Bank, as the case may be. 34.4 Replacement of Screen Rate 34.4.1 Subject to Clause 34.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to EURIBOR, any amendment or waiver which relates to: (A) providing for the use of a Replacement Benchmark in relation to EURIBOR; and (B) (1) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (2) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

07/16927352_14 85 (3) implementing market conventions applicable to that Replacement Benchmark; (4) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (5) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation). may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company. 34.4.2 In this Clause 34.4: “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Benchmark” means a benchmark rate which is: (A) formally designated, nominated or recommended as the replacement for a Screen Rate by: (1) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (2) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph 34.4.2 above; (B) in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (C) in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate. “Screen Rate Replacement Event” means, in relation to a Screen Rate: (A) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company, materially changed; (B) (1) (a) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (b) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent,

07/16927352_14 86 provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (2) the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (3) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (4) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (C) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (1) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or (2) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than 15 Business Days, or (D) in the opinion of the Majority Lenders and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. 34.5 PGE Loan regulations If, after the Signing Date, any law or regulation relating to PGE Loans (other than those in force on the date of this Agreement) become applicable to the Loan or this Agreement, the Parties shall enter into all necessary amendment agreements in order to ensure that this Agreement and the Loan continue to comply with the laws and regulations applicable to PGE Loans. 35. CONFIDENTIAL INFORMATION 35.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 35.2 Disclosure of Confidential Information Any Finance Party may, without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, disclose: 35.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 35.2.2 to any person:

07/16927352_14 87 (A) to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (B) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (C) appointed by any Finance Party or by a person to whom paragraph (A) or (B) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 24.14.2 of Clause 24.14 (Relationship with the Lenders)); (D) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (A) or (B) above; (E) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (F) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (G) to whom or for whose benefit that Finance Party transfers, charges, pledges or otherwise creates Security (or may do so) pursuant to Clause 22.8 (Security over Lenders' rights]) including to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to (or through) whom it creates Security pursuant to Clause 22.8 (Security over Lenders' rights) and any federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) may disclose such Confidential Information to a third party to whom it transfers (or may potentially or transfer) rights under the Finance Documents or the securities issued by the special purpose vehicle in connection with the enforcement of such Security; (H) who is a Party; or (I) with the consent of the Company; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (1) in relation to paragraphs (A), (B) and (C) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (2) in relation to paragraph (D) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

07/16927352_14 88 (3) in relation to paragraphs 35.2.2(E), 35.2.2(G) and 35.2.2(F) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and 35.2.3 to any person appointed by that Finance Party or by a person to whom Clause 35.2.2(A) or Clause 35.2.2(B) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2.3 if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and 35.2.4 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Company if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 35.3 Disclosure to numbering service providers 35.3.1 Any Finance Party may, without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Company the following information: (A) names of the Company; (B) country of domicile of the Company; (C) place of incorporation of the Company; (D) date of this Agreement; (E) Clause 39 (Governing Law); (F) the names of the Agent and the Coordinator; (G) date of each amendment and restatement of this Agreement; (H) amount of, and name of, the Facility (and any tranches); (I) amount of Total Commitments; (J) currency of the Facility; (K) type of Facility; (L) ranking of Facility; (M) Termination Date for Facility; (N) changes to any of the information previously supplied pursuant to paragraphs (A) to (M) above; and (O) such other information agreed between such Finance Party and the Company,

07/16927352_14 89 to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 35.3.2 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Company by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 35.3.3 The Company represents that none of the information set out in paragraphs (A) to (O)) of Clause 35.3.1 above is, nor will at any time be, unpublished price- sensitive information. 35.3.4 A Finance Party may only appoint a numbering service provider from the list of providers set out in Schedule 9 (List of approved numbering service providers) or any successors in title or transferee of the numbering service provision business of such a person (each, an “Approved Numbering Service Provider”). 35.3.5 If a Finance Party wishes to appoint any numbering service provider which is not an Approved Numbering Service Provider, it shall notify the Agent of such wish and the Agent shall then notify the Company thereof. 35.3.6 The consent of the Company is required to the appointment of any numbering service provider which is not an Approved Numbering Service Provider, but the Company hereby agrees in principle to consent to such appointment so notified to it and undertakes not to unreasonably withhold or delay its consent following notification. 35.4 Entire agreement Without prejudice to the provisions of article L.511-33 of the French Code monétaire et financier, this Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 35.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 35.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company: 35.6.1 of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2.2(E) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and 35.6.2 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35. 35.7 Continuing obligations The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: 35.7.1 the date on which all amounts payable by the Company under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

07/16927352_14 90 35.7.2 the date on which such Finance Party otherwise ceases to be a Finance Party. 36. CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS 36.1 Confidentiality and disclosure 36.1.1 The Agent and the Company agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs 36.1.2, 36.1.3 and 36.1.4 below. 36.1.2 The Agent may, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, disclose: (A) any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 8.4 (Notification of rates of interest); and (B) any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be. 36.1.3 The Agent may, without prejudice to the provisions of article L. 511-33 of the French Code monétaire et financier, disclose any Funding Rate or any Reference Bank Quotation, and the Company may disclose any Funding Rate, to: (A) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (A) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it; (B) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Company, as the case may be, it is not practicable to do so in the circumstances; (C) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Company, as the case may be, it is not practicable to do so in the circumstances; and (D) any person with the consent of the relevant Lender or Reference Bank, as the case may be.

07/16927352_14 91 36.1.4 The Agent's obligations in this Clause 36 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph 36.1.2(A) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification. 36.2 Related obligations 36.2.1 The Agent and the Company acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Company undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose. 36.2.2 The Agent and the Company agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be: (A) of the circumstances of any disclosure made pursuant to paragraph 36.1.3(B) of Clause 36.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (B) upon becoming aware that any information has been disclosed in breach of this Clause 36. 36.3 No Event of Default No Event of Default will occur under Clause 21.3 (Other obligations) by reason only of the Company's failure to comply with this Clause 36. 37. FRENCH DATA PROTECTION LAW 37.1 Pursuant to the General Data Protection Regulation 2016/679 of April 27, 2016 (the “GDPR”) and the French law no. 78-17 dated 6 January 1978, each Finance Party may process personal data relating to Constellium SE, the Company or to a member of the Group including its respective beneficial owners, officers and personnel for purposes solely related to the execution and administration of this Agreement, or to comply with their legal and regulatory obligations. Each party undertakes to comply with the applicable data protection laws and regulations, including Law No. 78-17 of 6 January 1978 and the GDPR, as may be amended and updated (the “Data Protection Rules”). 37.2 The web site of each Original Lender is as follows:. (A) for BNP Paribas: https://cib.bnpparibas.com/about/privacy-policy_a-38- 60.html; (B) for Bpifrance Financement: https://www.bpifrance.fr/Qui-sommes- nous/Ethique-et-conformite/; and (C) for Société Générale: https://static.societegenerale.fr/com/COM/multi_marche/rgpd-charte- donnees/pdf/politique-protection-donnees-personnelles--eie.pdf. 37.3 Personal data may be transferred by the Finance Parties to any Affiliate or third parties, including regulators and supervisory authorities, transferees, subcontractors, partners and companies involved in brokerage activities with each Finance Party in France or abroad, including outside the European Economic Area. The personal data may be retained for the duration of this Agreement, the applicable limitation period and/or the documented retention period of any Finance Party. 37.4 The signatories of this Agreement acknowledge that personal data may be transferred, upon the request of official agencies and local administrative or judicial authorities, within the European Economic Area and outside the European Economic Area.

07/16927352_14 92 37.5 Data subjects have certain rights under the Data Protection Rules which include the right to access and to request a copy of their personal data, the restriction on the processing of their personal data and/or the rectification or erasure of their personal data. Data subjects may also communicate instructions on the fate of their personal data in case of death. These rights may be exercised by sending a request by mail or e-mail to the following addresses: 37.5.1 for BNP Paribas: gdpr.desk.cib@bnpparibas.com; 37.5.2 for Bpifrance Financement: Délégué à la protection des données, 27-31 avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France; and 37.5.3 for Société Générale:.protectiondesdonnees@societegenerale.fr. 37.6 In addition to the rights referred to in Clause 37.5 above, the data subjects are also entitled to lodge a complaint with their respective supervisory authority. 37.7 Where used in this clause the terms: “personal data” and “data subject” shall have the meaning ascribed to such terms in the GDPR. 38. ELECTRONIC SIGNATURE 38.1 The Parties hereby agree to sign electronically (by way of a signature électronique qualifiée) this Agreement, in accordance with the provisions of Electronic Signature Laws and Regulations, through the “Conseil National des Barreaux” and its service provider, which will ensure the security and integrity of the digital copies of this Agreement in accordance with the Electronic Signature Laws and Regulations. 38.2 Each Party hereby irrevocably and unconditionally waives any right such party may have to initiate any claim and/or legal action, directly or indirectly arising out of or relating to the reliability of said electronic signature process and/or the evidence of its intention to enter into this Agreement in this respect. For the purpose of this Clause 38: “EIDAS Regulation” means the Regulation (UE) N°910/2014 of the European Parliament and of the Council dated 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market. “Electronic Signature Laws and Regulations” means articles 1366 and 1367 of the French Civil Code, the decree n°2017-1416 dated 28 September 2017 on the electronic signature and the EIDAS Regulation. Section 11 GOVERNING LAW AND ENFORCEMENT 39. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law. 40. JURISDICTION The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out or in connection with this Agreement) (a “Dispute”). This Agreement has been entered into on the date stated at the beginning of this Agreement in the form of an acte d'avocat électronique.

07/16927352_14 93 SCHEDULE 1 THE ORIGINAL LENDERS Name of Original Lender Commitment (EUR) BNP PARIBAS société anonyme having its registered office at 16 boulevard des Italiens, 75009 Paris, France and registered under number 662 042 449 RCS Paris 100,000,000 SOCIETE GENERALE société anonyme having its registered office at 29 boulevard Haussmann, 75009 Paris, France and registered under number 552 120 222 RCS Paris 50,000,000 BPIFRANCE FINANCEMENT société anonyme having its registered office at 27-31 avenue du Général Leclerc, 94700 Maisons-Alfort, France and registered under number 320 252 489 RCS Créteil 30,000,000 Total 180,000,000

07/16927352_14 94 SCHEDULE 2 CONDITIONS PRECEDENT PART A CONDITIONS PRECEDENT TO ENTRY INTO FORCE OF THE AGREEMENT 1. THE COMPANY 1.1 An electronic copy of a K-bis extract for the Company, not more than 15 days old. 1.2 A scanned copy of the up to date statuts of the Company. 1.3 An electronic copy of a certificat en matière de procedures collectives of the Company, not more than 15 days old. 1.4 A copy of the decisions of the relevant corporate body of the Company authorising the entry into by the Company and approving the terms of the Finance Documents. 1.5 Evidence that the person(s) who has(ve) signed the Finance Documents on behalf of the Company was duly authorised so to sign. 1.6 A specimen of the signature of each person referred to in paragraph 1.8. 1.7 A certificate of an authorised signatory of the Company confirming that borrowing or securing, as appropriate, the Total Commitments, would not cause any borrowing, securing or similar limit binding on the Company to be exceeded. 1.8 A certificate of an authorised signatory of the Company certifying that each copy document relating to it specified in this Schedule 2 (Conditions precedent ) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. LEGAL OPINIONS 2.1 A legal opinion of Herbert Smith Freehills Paris LLP, legal advisers to the Coordinator and the Agent in France, in relation to the validity and enforceability of this Agreement and the Security Documents, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 2.2 A legal opinion of Clifford Chance Europe LLP, legal advisers to the Company in France, in relation to the existence, capacity and authorisations of the Company, Constellium France Holdco, Constellium Issoire and Constellium Neuf Brisach to sign the Finance Documents to which they are a party, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 3. OTHER DOCUMENTS AND EVIDENCE 3.1 A copy of the Original Financial Statements of the Company. 3.2 Copies of the Security Documents duly executed by all parties thereto. 3.3 Copies of the share transfer registers (registres de mouvements de titres) and shareholders’ accounts (comptes d’actionnaires) of each of Constellium Issoire and Constellium Neuf Brisach, evidencing the creation of the Share Pledges. 3.4 A copy of the TEG Letter duly countersigned by the Company. 3.5 A copy of each Fee Letter duly executed by all parties thereto. 3.6 A certificate of a legal representative of the Company confirming that the eligibility criteria of the French State Guarantee set forth by the French law n° 2020-289 dated 23 March 2020 and the PGE Order (as construed by the “Dossier de presse” published by the French Ministry of Economy and Finance on 22 April 2020), are fulfilled, including a confirmation that the limit of the maximum of facility agreements guaranteed by the French State Guarantee granted to the Company is complied with.

07/16927352_14 95 3.7 A funds flow memorandum evidencing that the proceeds of the Loan will be downstreamed to the Initial Material Subsidiaries (other than Constellium France Holdco). 3.8 Any document or presentation prepared by the Company, showing the respective working capital and liquidity needs of the Company and/or its French Subsidiaries and the amounts under the Loan to be allocated to each of the Company and/or such French Subsidiary in order to finance such working capital and liquidity needs. 3.9 A copy of the Letter to the Trésor. 3.10 Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date. PART B CONDITIONS PRECEDENT TO THE DELIVERY OF THE UTILISATION REQUEST 1. THE COMPANY 1.1 An electronic copy of a K-bis extract for the Company, not more than 15 days old, certified as being a true copy. 1.2 A scanned copy of the up to date statuts of the Company, certified as being a true copy. 1.3 An electronic copy of a certificat en matière de procédures collectives of the Company, not more than 15 days old, certified as being a true copy. 2. OTHER DOCUMENTS AND EVIDENCE 2.1 A copy of the ministerial order (arrêté ministériel) approving the French State Guarantee. 2.2 Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date.

07/16927352_14 96 SCHEDULE 3 REQUESTS PART C UTILISATION REQUEST From: Constellium International To: [Agent] Dated: [] Dear Sirs, Constellium International – EUR 180,000,000 facility agreement dated 13 May 2020 (the “Agreement”) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow the Loan on the following terms: Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day) Currency of Loan: Euro Amount: [ ] or, if less, the Available Facility Interest Period: [ ] 3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request. 4. The proceeds of this Loan should be credited to [account]. 5. This Utilisation Request is irrevocable. Yours faithfully ………………………………… authorised signatory for Constellium International

07/16927352_14 97 PART D SELECTION NOTICE From: Constellium International To: [Agent] Dated: [] Dear Sirs, Constellium International – EUR 180,000,000 facility agreement dated 13 May 2020 (the “Agreement”) 1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2. We refer to the following Loan[s] in euro with an Interest Period ending on [ ]1 3. [We request that the above Loan[s] be divided into [ ] Loans with the following Interest Periods:] 4. This Selection Notice is irrevocable. Yours faithfully ..................................... authorised signatory for Constellium International 1 Insert details of all Facility The Loans in the same currency which have an Interest Period ending on the same date.

07/16927352_14 98 SCHEDULE 4 FORM OF TRANSFER AGREEMENT This Transfer Agreement is made on [ ] BETWEEN: (1) [ ] (the “Existing Lender”) AND (2) [ ] (the “New Lender”) WHEREAS: (A) The Existing Lender has entered into a euro term loan facility in an aggregate amount equal to EUR 180,000,000 under the facility agreement dated 13 May 2020, between Constellium International as Company, the financial institutions listed in Schedule 1 thereto as Original Lenders, BNP Paribas acting as Coordinator and BNP Paribas acting as Agent of the Lenders and Security Agent (the “Facility Agreement”). (B) The Existing Lender wishes to transfer and the New Lender wishes to acquire [all] [the part specified in Schedule 1 to this Transfer Agreement] of the Existing Lender's Commitment, rights [and obligations] referred to in Schedule 1 to this Transfer Agreement. (C) Terms defined in the Facility Agreement have the same meaning when used in this Transfer Agreement. IT IS AGREED AS FOLLOWS: 1. [The Existing Lender and the New Lender agree to the transfer (cession) of] / [the Existing Lender confirms that, by a separate agreement, it will transfer (céder) on the Transfer Date to the New Lender]2 [all] / [the part specified in Schedule 1 to this Transfer Agreement] of the Existing Lender's Commitment, rights [and obligations] referred to in Schedule 1 to this Transfer Agreement3 in accordance with Clause 22.6 (Procedure for transfer) of the Facility Agreement.4 2. The proposed Transfer Date is [ ]5. 3. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Facility Agreement are set out in Schedule 1 to this Transfer Agreement. 4. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 22.5 (Limitation of responsibility of Existing Lenders) of the Facility Agreement. 5. The New Lender confirms, for the benefit of the Agent and without liability to the Company, that it is: 5.1 a Qualifying Lender other than a Treaty Lender; 2 Use this option if the transfer is made by way of a separate agreement (e.g. pursuant to articles L. 214- 169 or L. 313-23 et seq. of the French Code monétaire et financier or pursuant to articles 2011 et seq. of the French Code civil). 3 Please note that the following language should be added where Security have been granted”, together with the Existing Lender's rights and benefits under all Transaction Security [to be defined] granted by the Company,”. 4 In the case of a transfer of rights and/or obligations by the Existing Lender under this Transfer Agreement, the New Lender should, if it considers it necessary to make the transfer effective as against the Company, arrange for such transfer to be notified to the Company or acknowledged by the Company. 5 Please note that in case of a transfer made, for example, by way of bordereau FCT, bordereau Dailly or contrat de fiducie, it is assumed that the Transfer Date will be the date affixed on such bordereau FCT or bordereau Dailly or agreed in such contrat de fiducie.

07/16927352_14 99 5.2 a Treaty Lender; 5.3 not a Qualifying Lender.6 and that it is [not]7 incorporated or acting through the Facility Office situated in a Non- Cooperative Jurisdiction. 6. The New Lender confirms to the other Finance Parties represented by the Agent that it has become entitled to the same rights and that it will assume the same obligations to those Parties as it would have been under if it had been an Original Lender. 7. The Existing Lender and the New Lender will confirm to the Agent the allocation of the relevant portion of the French State Guarantee fee referred to in Clause 11.3 (French State Guarantee fees) between them. 8. This Transfer Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law. The Tribunal de Commerce de Paris shall have jurisdiction in relation to any dispute concerning it. 9. This Transfer Agreement has been entered into on the date stated at the beginning of this Transfer Agreement. SCHEDULE COMMITMENT/RIGHTS [AND OBLIGATIONS] TO BE TRANSFERRED [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Agreement is accepted by the Agent and the Transfer Date is confirmed as [ ]. [Agent] By: 6 Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within. 7 Delete as applicable. Each New Lender is required to confirm whether it falls within one of these categories or not.

07/16927352_14 100 SCHEDULE 5 FORM OF COMPLIANCE CERTIFICATE To: [ ] as Agent From: [Company] Dated: [ ] Dear Sirs Constellium International – EUR 180,000,000 facility agreement dated 13 May 2020 (the “Agreement”) 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that: [Insert details of covenants to be certified] 3. [We confirm that no Default is continuing.]8 Signed : ….................. [President/General Manager] of [Company] 8 If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 6

EXISTING FINANCIAL INDEBTEDNESS AND EXISTING SECURITY

1. **Existing Financial Indebtedness** of Constellium International, Constellium France Holdco, Constellium Issoire, Constellium Neuf Brisach and any Subsidiary that raised Financial Indebtedness under state support schemes similar to the Loan documented under the Agreement:

Name	Financial Indebtedness	Total principal amount of Financial Indebtedness
Constellium International Constellium France Holdco Constellium Issoire Constellium Neuf Brisach	Each of Constellium International, Constellium France Holdco, Constellium Issoire and Constellium Neuf Brisach (alongside a number of other Constellium SE's subsidiaries acting as guarantors) is guarantor of payment obligations of Constellium SE under the following bond borrowings: - senior unsecured bonds of USD 400,000,000 bearing interest at a rate of 5.750% per annum due on 15 May 2024 and senior unsecured bonds of EUR 300,000,000 bearing interest at a rate of 4.625% per annum due on 15 May 2021, issued by Constellium SE on 7 May 2014; - senior unsecured bonds of USD 650,000,000 bearing interest at a rate of 6.625% per annum due on 1 March 2025, issued by Constellium SE on 16 February 2017; - senior unsecured bonds of USD 500,000,000 bearing interest at a rate of 5.875% per annum due on 15 February 2026 and senior unsecured bonds of EUR 400,000,000 bearing interest at a rate of 4.250% per annum due on 15 February 2026, issued by Constellium SE on 9 November 2017. The guarantee given by each of Constellium International, Constellium France Holdco, Constellium Issoire and Constellium Neuf Brisach in respect of each of these bond borrowings is limited, at a given date, to the fraction of the amount of the bond borrowing concerned directly or indirectly on-lent by Constellium SE to, respectively, each of Constellium International, Constellium France Holdco, Constellium Issoire and Constellium Neuf Brisach and/or to subsidiaries thereof and still outstanding at said date.	- - -
Constellium International	Constellium International is a guarantor under parent company guarantees issued by Constellium International to various counterparties of its subsidiaries to facilitate metal, energy and other supplies contracted by such subsidiaries as well as derivatives and various financial (in particular leasing) arrangements entered into by such subsidiaries.	- - -
Constellium Issoire	Constellium Issoire is a borrower under a EUR 100,000,000 asset-based revolving credit facility agreement dated 21 April 2017, between; among others, Constellium Issoire and Constellium Neuf Brisach as borrowers, Factofrance as agent, and certain financial institutions named therein, as amended from time to time (the "**Inventory Facility Agreement**"). This facility matures on April 21, 2021.	Undrawn

07/16927352_14

101

Name	Financial Indebtedness	Total principal amount of Financial Indebtedness
Constellium Issoire	Constellium Issoire is a borrower under a three-year revolving credit facility entered into with Bpifrance Financement on March 28, 2018 with a maximum initial amount of commitment of EUR 10,000,000 (subject to quarterly reductions of the commitment).	Undrawn
Constellium Issoire	various Finance Leases	EUR 6 129 526 (as of 31 December 2019)
Constellium Neuf Brisach	Constellium Neuf Brisach is a borrower under the Inventory Facility Agreement.	Undrawn
Constellium Neuf Brisach	liabilities in respect of Finance Leases – cf. notes to the audited financial statements of Constellium Neuf Brisach for the financial year 2019, section "*Crédit-bail / Redevances restant à payer*"	EUR 9 051 000 (as of 31 December 2019)

2. **Existing Security or Quasi-Security** granted by Constellium International, Constellium France Holdco, Constellium Issoire, Constellium Neuf Brisach:

Name of security provider	Security	Total principal amount of indebtedness secured
Constellium Issoire	Possessory and non-possessory pledges of eligible inventory securing the obligations of Constellium Issoire as borrower under the Inventory Facility Agreement	Undrawn facility
Constellium Issoire	Collection bank accounts under the Factoring Agreement pledged to the factor – i.e. BNP Paribas bank accounts N° FR76 30004 0132 8000 1272 3010 04 and FR76 3000 4013 2800 0101 6232 741	- - -
Constellium Neuf Brisach	Possessory and non-possessory pledges of eligible inventory securing obligations of Constellium Neuf Brisach as borrower under the Inventory Facility Agreement	Undrawn facility
Constellium Neuf Brisach	Securities under the "*credit-bail immobilier*" agreement with Alsabail dated 18 December 2014, transferred to Constellium Neuf Brisach by Constellium France as part of the contribution of assets ("*apport partiel d'actifs*") completed on 31 March 2015, as disclosed to the Lenders before the Signing.	- - -
Constellium Neuf Brisach	Collection bank accounts under the Factoring Agreement pledged to the factor – i.e. BNP Paribas bank accounts N° FR76 3000 4013 2800 0127 2310 704 and N° FR76 3000 4013 2800 0101 6242 441	- - -

07/16927352_14 102

07/16927352_14 103 SCHEDULE 7 FORM OF CONFIDENTIALITY UNDERTAKING [on Agent's letterhead] CONFIDENTIALITY UNDERTAKING From: [name of Agent] [address] To: [name of potential participant] [address] France (the “Participant”) Date [__] Dear Sirs We refer to the facility agreement dated 13 May 2020 (the “Facility Agreement”) between (i) Constellium International as Company, (ii) the Lenders and (iii) BNP Paribas as Agent, pursuant to which the Lenders have agreed to make available to the Company a term loan facility in a maximum principal amount of EUR 180,000,000 (the “Facility”) Terms and expressions beginning with a capital letter and not expressly defined in this letter shall have the meaning given to them in the Facility Agreement. We understand that you are considering participating in the Facillity. In respect of the Participation and in consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows: 1. DEFINITIONS In this letter (including the acknowledgement set out below) terms defined in this letter shall, unless the context otherwise requires, have the same meaning and: “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. “Confidential Information” means all information relating to the Company, the Group, the Finance Documents or the Facility of which a Lender becomes aware in its capacity as, or for the purpose of becoming, a Lender or which is received by a Lender in relation to, or for the purpose of becoming a Lender under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

07/16927352_14 104 in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach of this letter of confidentiality undertaking; or (ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (iii) is known by you before the date the information is disclosed to you in accordance with paragraphs (i) or (ii) above or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as that you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. “Finance Document” means the documents designated as such in the Facility Agreement. “Group” means the Company and its Subsidiaries. “Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. “Participation” means (i) the transfer of all or any of rights and/or obligations of a Lender under one or more Finance Documents; (ii) the entering into, whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Company and to any of that person's Affiliates[, Related Funds, Representatives] and professional advisers or (iii) the investment in or otherwise financing, directly or indirectly, any transaction referred to in paragraph (i) or (ii) above. “Participant Group” means the Participant, its Subsidiary and any Affiliate. “Permitted Purpose” means access to Confidential Information in order to consider and evaluate whether to enter into the Facilit. [“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.] [“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.] “Subsidiary” means in relation to any company, another company which is controlled by it within the meaning of article L.233-3 of the French Code de Commerce. 2. CONFIDENTIALITY You undertake: 2.1 to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 3 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information; 2.2 to use the Confidential Information only for the Permitted Purpose; and 2.3 to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraphs 3.2 and 3.3 below) acknowledges and complies with the provisions of this letter as if that person were also a party to it. 3. PERMITTED DISCLOSURE We agree that you may disclose such Confidential Information:

07/16927352_14 105 3.1 to members of the Participant Group and their officers, directors, employees, professional advisers and auditors, to the extent necessary for the Permitted Purpose, if any person to whom the Confidential Information is to be given pursuant to this paragraph 3.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 3.2 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; 3.3 to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; and 3.4 with the prior written consent of us and the Company. 4. NOTIFICATION OF DISCLOSURE You agree (to the extent permitted by law and regulation) to inform us: 4.1 of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs 3.2 and 3.3 except where such disclosure is made to any of the persons referred to in those paragraphs during the ordinary course of its supervisory or regulatory function; and 4.2 upon becoming aware that Confidential Information has been disclosed in breach of this letter. 5. RETURN OF COPIES If we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraphs 3.2 and 3.3 above. 6. DURATION 6.1 The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. 6.2 Notwithstanding the previous sentence, these obligations shall cease on the earlier of: 6.2.1 the date on which you become a party to the Facility Agreement or otherwise acquire (by transfer or sub participation) an interest, direct or indirect in the Facility; or 6.2.2 the date falling [twelve] months after the date of your final receipt (in whatever manner) of any Confidential Information. 7. NO REPRESENTATION AND CONSEQUENCES OF BREACH You acknowledge and agree that neither we nor any of our officers, employees or advisers nor any members of the Group: 7.1 make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential

07/16927352_14 106 Information or any other information supplied by us or any member of the Group or the assumptions on which it is based; 7.2 shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group; and 7.3 be otherwise liable to you or any other person in respect of the Confidential Information or any such information. 8. ENTIRE AGREEMENT, NO WAIVER, AMENDMENTS 8.1 Subject to the provisions of article L.511-33 of the French Code monétaire et financier, this letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information; 8.2 No failure to exercise, nor any delay in exercising any right or remedy under this letter will operate as a waiver of any such right or remedy. No single or partial exercise of any right or remedy will prevent any further or other exercise; and 8.3 The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us. 9. INSIDE INFORMATION You acknowledge that some or all of the Confidential Information is or may be price- sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose. 10. NATURE OF UNDERTAKINGS The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group. 11. GOVERNING LAW AND JURISDICTION This letter and the agreement constituted by your acknowledgement of its terms are governed by French law. The Tribunal de Commerce de Paris has exclusive jurisdiction to settle any dispute arising out of or in connection with this letter. Please acknowledge your agreement to the above by signing and returning the enclosed copy. Yours faithfully The Agent For and on behalf of [the relevant Lender] ______________________

07/16927352_14 107 We acknowledge and agree to the above: The Potential Participant ______________________ By: Title: Date: [__]

07/16927352_14 108 SCHEDULE 8 TIMETABLES Loan in euro Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 9.1 (Selection of Interest Periods)) D - 3 EURIBOR is fixed Quotation Day 11:00 am (Brussels time) Reference Bank Rate calculated by reference to available quotations in accordance with Clause 10.2 (Calculation of Reference Bank Rate) D – 3 (promptly)

07/16927352_14 109 SCHEDULE 9 LIST OF APPROVED NUMBERING SERVICE PROVIDERS  EUROCLEAR  The Depository Trust & Clearing Corporation (DTCC)  Markit

ACTE D'AVOCAT

Acte d'Avocat électronique

Identifiant unique de l'Acte : 20200506235545-wO7EfMxA7G51k2sr0

Type d'acte : Droit bancaire

Nombre de page(s) signée(s) au total : 116 dont 2 page(s) de signature

Scellé par le Conseil National des Barreaux
Le 13/05/2020 à 19:33 CEST

serialNumber 39B4

Signé par Christian Leroy
En représentation de BNP PARIBAS - Original Lender
Le 13/05/2020 à 20:17 CEST
serialNumber 4CB9B4

Signé par Erick Caussou
En représentation de BNP PARIBAS - Agent
Le 13/05/2020 à 20:08 CEST
serialNumber 4CB96E

Signé par Erick Caussou
En représentation de BNP PARIBAS - Coordinator
Le 13/05/2020 à 20:10 CEST
serialNumber 4CB982

Signé par Luc VICENZOTTI
En représentation de Bpifrance Financement - Original Len
Le 13/05/2020 à 19:46 CEST
serialNumber 4CB8C1

Signé par Géraldine BARREAULT
En représentation de Société Générale - Original Lender
Le 13/05/2020 à 20:24 CEST
serialNumber 4CB9E9

Document original électronique sécurisé et signé sur le service eActe du Conseil National des Barreaux sous le contrôle d'avocats inscrits à un Barreau Français

e-Acte
Conseil National des Barreaux

Acte d'Avocat électronique

Identifiant unique de l'Acte : 20200506235545-wO7EfMxA7G51k2sr0

Type d'acte : Droit bancaire

Nombre de page(s) signée(s) au total : 116 dont 2 page(s) de signature

Signé par Erick Caussou
En représentation de BNP PARIBAS - Security Agent
Le 13/05/2020 à 20:13 CEST
serialNumber 4CB992

Signé par Laurent SCHMITT
En représentation de Constellium International - Company
Le 13/05/2020 à 20:32 CEST
serialNumber 4CBA20

Contre-signé par Me Eric FISZELSON
Le 13/05/2020 à 20:39 CEST

serialNumber 34079A

Document original électronique sécurisé et signé sur le service eActe du Conseil National des Barreaux sous le contrôle d'avocats inscrits à un Barreau Français